UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

☒	Filed by the Registrant

☐	Filed by a Party other than the Registrant

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

DUCKWALL-ALCO STORES, INC.
(Name of Registrant as Specified In Its Charter)

______________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 27, 2012

To our Stockholders:

The Annual Meeting of the Stockholders of Duckwall-ALCO Stores, Inc. will be held at the law offices of Lathrop & Gage LLP at 2345 Grand Boulevard, Suite 2200, Kansas City, MO 64108, on Wednesday, June 27, 2012, at 10:00 a.m. local time, for the following purposes:

1.
To elect five directors to serve on our Board of Directors for a one-year term and until their respective successors are duly elected and qualified or until their respective earlier resignation or removal;

2.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending February 3, 2013;

3.	To approve the proposed amendment to our Amended and Restated Articles of Incorporation to change the name of the company from "Duckwall-ALCO Stores, Inc." to "ALCO Stores, Inc.";

4.	To consider and act upon the approval of the 2012 Duckwall-ALCO Stores, Inc. Equity Incentive Plan as described in the accompanying proxy statement; and

5.	To act upon any other business that may properly come before the annual meeting or any adjournments of that meeting.

In accordance with our Bylaws, the Board of Directors has fixed the close of business on May 18, 2012 as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting and any adjournments of that meeting.

You are cordially invited to attend the meeting.  Whether or not you intend to attend the meeting, please sign, date and return the enclosed proxy card promptly.  A prepaid return envelope is provided for this purpose. You may revoke your proxy at any time before it is exercised and it will not be used if you attend the meeting and prefer to vote in person.  Your vote is important and all stockholders are urged to be present in person or by proxy.

In accordance with regulations established by the Securities and Exchange Commission, we have provided internet availability of our proxy materials in addition to providing you a full set of printed proxy materials. Please find enclosed in the proxy materials a notice of the internet availability of proxy materials that will provide an explanation of how to access these proxy materials on-line.  A direct link to our proxy materials on-line is the following web address: http://www.alcostores.com/proxy.

By Order of the Board of Directors

/s/ Peggy Houser
Peggy Houser, Corporate Secretary
June 8, 2012
Abilene, Kansas

DUCKWALL-ALCO STORES, INC.
401 Cottage Street
Abilene, Kansas 67410-2832
__________________

PROXY STATEMENT
__________________

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 27, 2012
__________________

INTRODUCTION

This Proxy Statement is being furnished to the stockholders of Duckwall-ALCO Stores, Inc., a Kansas corporation (“Duckwall” or the “Company”), in connection with the solicitation of proxies by the Board of Directors of Duckwall for use at the Annual Meeting of Stockholders to be held on Wednesday, June 27, 2012, and at any adjournment or adjournments thereof (the “Annual Meeting”).  The Annual Meeting will commence at 10:00 a.m., local time, and will be held at the law offices of Lathrop & Gage LLP at 2345 Grand Boulevard, Suite 2200, Kansas City, MO 64108.

This Proxy Statement and the enclosed form of proxy were first mailed to the Company’s stockholders on or about June 8, 2012.

Proxies

You are requested to complete, date and sign the enclosed form of proxy and return it promptly in the enclosed postage prepaid envelope.  Shares represented by properly executed proxies will, unless such proxies previously have been revoked, be voted in accordance with the stockholders’ instructions indicated in the proxies. We encourage stockholders to submit votes in advance of the meeting. If your shares are held for you in a brokerage, bank or other institutional account, you must obtain a proxy from that entity and bring it with you to hand in with your ballot in order to be able to vote your shares at the meeting. Your broker is not permitted to vote on your behalf on the election of directors and other matters to be considered at the Annual Meeting except for the ratification of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending February 3, 2013 ("Fiscal 2013"), unless you provide specific instructions by completing and returning the attached proxy form for your vote to be counted. You will need to communicate your voting decisions to your broker, bank or other financial institution before the Annual Meeting.

A stockholder who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by filing written notice of revocation with the Corporate Secretary of the Company, by executing and delivering to the Corporate Secretary of the Company a proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

Voting at the Meeting

For purposes of voting on the proposals described herein, the presence in person or by proxy of stockholders holding a majority of the total outstanding shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), shall constitute a quorum at the Annual Meeting. Only holders of record of shares of the Company’s Common Stock as of the close of business on May 18, 2012 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.  As of the Record Date, 3,808,338 shares of the Company’s Common Stock were outstanding and entitled to be voted at the Annual Meeting.  Each share of Common Stock is entitled to one vote on each matter properly to come before the Annual Meeting.

Directors are elected by a plurality (a number greater than those cast for any other candidates) of the votes cast by the stockholders present in person or represented by proxy and entitled to vote at the Annual Meeting for that purpose.

The affirmative vote of a majority of the shares of the Company’s Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting, provided a quorum is present, is necessary to ratify the selection of KPMG LLP as the Company’s independent accountants, to approve of the amendment to the Company's Amended and Restated Articles of Incorporation to change the name of the Company from "Duckwall-ALCO Stores, Inc." to "ALCO Stores, Inc.", to approve of the Company's 2012 Equity Incentive Plan, and to approve such other matters as properly may come before the Annual Meeting or any adjournment thereof.

Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business.  Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

Solicitation of Proxies

This solicitation of proxies for the Annual Meeting is being made by the Company’s Board of Directors.  The Company will bear all costs of such solicitation, including the cost of preparing and mailing this Proxy Statement and the enclosed form of proxy.  After the initial mailing of this Proxy Statement, proxies may be solicited by mail, telephone, telegram, the internet, facsimile transmission or personally by directors, officers, employees or agents of the Company.  Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting materials to beneficial owners of shares held of record by them, and their reasonable out of pocket expenses, together with those of the Company’s transfer agent, will be paid by the Company.

A list of stockholders entitled to vote at the Annual Meeting will be available for examination at least ten days prior to the date of the Annual Meeting during normal business hours at the principal executive offices of the Company located at 401 Cottage Street, Abilene, Kansas.  The list also will be available at the Annual Meeting.

PROPOSAL ONE

ELECTION OF DIRECTORS

The Company’s Bylaws provide that the Board of Directors must consist of a number fixed by the Board of Directors, which number may be increased or decreased from time to time by the adoption of a resolution by a majority of the entire Board of Directors then in office.  The current number of Board of Directors is fixed at five and the Company’s Board of Directors consisted of five members during the fiscal year ending January 29, 2012 (“Fiscal 2012”).

One of the purposes of this Annual Meeting is to elect five directors to serve for a one year term expiring at the Annual Meeting of Stockholders in 2013 and until their respective successors are duly elected and qualified or until their respective earlier resignation or removal. Based on the recommendation of the Nominating and Governance Committee, the Board of Directors has designated Royce Winsten,  Lolan C. Mackey, Dennis E. Logue, Richard E. Wilson and Terrence M. Babilla as the five nominees proposed for election at the Annual Meeting.

Unless authority to vote for the nominees or a particular nominee is withheld, it is intended that the shares represented by properly executed proxies in the form enclosed will be voted for the election as directors of all nominees.  In the event that one or more of the nominees should become unavailable for election, it is intended that the shares represented by the proxies will be voted for the election of such substitute nominee or nominees as may be designated by the Nominating and Governance Committee, unless the authority to vote for such nominees or for the particular nominee who has ceased to be a candidate has been withheld.  Each of the nominees has indicated his willingness to serve as a director if elected, and the Board of Directors has no reason to believe that any nominee will be unavailable for election.

Approval of Proposal One requires an affirmative vote of the plurality (a number greater than those cast for any other candidates) of the votes cast by the stockholders present in person or represented by proxy and entitled to vote at the Annual Meeting for that purpose. Abstentions will be counted toward the tabulation of votes cast on the proposal and will have the same effect as “Against” votes.  Broker non-votes are counted towards a quorum but will have no effect on the outcome of the vote.

The Board of Directors recommends that you vote for the election of Royce Winsten, Lolan C. Mackey, Dennis E.  Logue, Richard E. Wilson and Terrence M. Babilla as directors.

INFORMATION ABOUT DIRECTOR NOMINEES

The following is certain information regarding each person nominated by the Nominating and Governance Committee for election as a director at the Annual Meeting.  The Nominating and Governance Committee has concluded that each nominee possesses the minimum qualifications identified in “Nomination Process; Stockholder Nominations” below, and each is in a position to devote an adequate amount of time to the effective performance of director duties. All nominees were recommended by members of the Board of Directors. There are no family relationships between any officers or directors of the Company and the nominees, or the nominees themselves. Except for Richard E. Wilson, the Company's President-Chief Executive Officer, none of the nominees are employed, or have been employed, by the Company or any of its parents, subsidiaries or other affiliates. Except for Richard E. Wilson, the Company's President-Chief Executive Officer, all of the nominees are independent from the Company as defined in the applicable Listing Rules of the National Association of Securities Dealers Automated Quotation System ("NASDAQ") Stock Market. Unless otherwise indicated, the nominees and directors have had the indicated principal occupation for at least the past five years.

ROYCE WINSTEN

Mr. Winsten, age 54, has been a director since October, 2007, and currently serves as Chairman of the Board.   He is Chairman of the Strategy, Budget & Planning Committee and a member of the Audit Committee, Compensation Committee and the Nominating and Governance Committee.  Since 2005, he has served as a Managing Director of Shore Capital Management LLC, a New Jersey based firm providing securities analysis, investment advisory and portfolio management services.  From 2002 to 2005, Mr. Winsten served as a Vice President of UBS Financial Services, Inc.  He is a Chartered Financial Analyst, and holds a Masters of Business Administration degree from The Fuqua School of Business, Duke University, in addition to studying international economic integration and monetary union with the Institute for European Studies at the London School of Economics and Political Science, London, UK. In nominating Mr. Winsten, the Nominating and Governance Committee noted Mr. Winsten’s diverse financial industry experience, background and education.

DENNIS E. LOGUE

Mr. Logue, age 68, has been a director since 2005.  He is the Chairman of the Nominating and Governance Committee and the Chairman of the Audit Committee.  Mr. Logue has served as Chairman of the Board of Ledyard Financial Group since 2005.  From 2001 to 2005, he was Dean of the Michael F. Price College of Business at the University of Oklahoma.  Prior thereto, Mr. Logue held numerous business-oriented professorships, most recently at the Amos Tuck School, Dartmouth College from 1974 to 2001.  He is the author or co-author of more than eighty professional papers on a wide variety of financial topics.  He has authored or co-authored six books on pension plans.  He also serves as a director of Waddell & Reed Financial, Inc., Abraxas Petroleum Corp., and Hypertherm, Inc. Mr. Logue holds a Masters of Business Administration degree from Rutgers University and a Ph.D. in Managerial Economics and Finance from Cornell University. In nominating Mr. Logue, the Nominating and Governance Committee noted Mr. Logue’s long and diverse experience as a board member for other companies and his educational experience and background.

LOLAN C. MACKEY

Mr. Mackey, age 65, has been a director since 1998.  He is a member of the Audit Committee, Strategy, Budget & Planning Committee, and Compensation Committee.  Mr. Mackey has been a member of Diversified Retail Solutions LLC, a retail senior management advisory firm, since 1997.   For 25 years prior thereto, Mr. Mackey was employed in various capacities by Wal-Mart Stores, Inc.  From 1990 to 1994, he was Vice President of Store Planning.  From 1994 to 1997, he was Vice President of International Operations. In nominating Mr. Mackey, the Nominating and Governance Committee noted Mr. Mackey’s extensive business experience in the retail industry and his continued quality service provided as a Board member of the Company.

RICHARD E. WILSON

Mr. Wilson, age 50, has been a director since July, 2010. He is a member of the Strategy, Budget & Planning Committee. Mr. Wilson is the current President-Chief Executive Officer of the Company and has served in that capacity since February 19, 2010. From December, 2007 until he joined the Company, Mr. Wilson served as Principal of Corporate Alliance Group, a management consulting organization specializing in marketing, product development, planning, strategy and brand management for the retail and wholesale trade. Prior to forming Corporate Alliance Group, Mr. Wilson was Senior Vice President, General Merchandise, for BJ’s Wholesale Club from May, 2005 to February, 2007, where he was responsible for a $2 billion business including merchandising, marketing, private brand development, global sourcing and club presentation. From August 2003 to April 2005, Mr. Wilson was Senior Vice President, Home Furnishings for the Macy’s division of Federated Department Stores, Inc., the parent company of department stores such as Macy’s and Bloomingdale’s. Mr. Wilson has also previously served as an executive with the Filene’s division of May Department Stores. In nominating Mr. Wilson, the Nominating and Governance Committee noted  his extensive experience in successfully managing and operating retail companies.

TERRENCE M. BABILLA

Mr. Babilla, age 50, has been a director since September, 2010. He is the Chairman of the Compensation Committee and is a member of both the Strategy, Budget & Planning Committee and the Nominating and Governance Committee. Mr. Babilla is President, Chief Operating Officer and General Counsel of BSN Sports, Inc., formerly known as Sport Supply Group, Inc. (“BSN”) based in Dallas, Texas, and has worked for BSN in various capacities since 1995. Prior to joining BSN, Mr. Babilla was a partner in the corporate and securities group of Hughes and Luce, LLP, a law firm in Dallas, Texas. Mr. Babilla received his Juris Doctorate from the University of San Diego. His undergraduate degree is in Finance from Arizona State University, where he graduated Magna Cum Laude. In nominating Mr. Babilla, the Nominating and Governance Committee noted his diverse and extensive experience in both managing a company and in the practice of business law.

CERTAIN INFORMATION CONCERNING THE BOARD AND ITS COMMITTEES

Standing Committees; Meetings; Independence

Pursuant to the Company’s Bylaws, the Board of Directors has established four standing committees: Audit Committee, Compensation Committee, Strategy, Budget & Planning Committee and the Nominating and Governance Committee. The current members of each standing committee are as follows: Audit Committee - Messrs. Logue (Chairman), Mackey and Winsten; Compensation Committee - Messrs. Babilla (Chairman), Mackey, and Winsten; Strategy, Budget & Planning Committee - Messrs. Winsten (Chairman), Babilla, Mackey, and Wilson; and Nominating and Governance Committee - Messrs. Logue (Chairman), Babilla, and Winsten.

During Fiscal 2012, the Board of Directors held a total of nine meetings.  The Audit Committee held four meetings.  The Compensation Committee held four meetings, the Strategy, Budget & Planning Committee held five meetings and the Nominating and Governance Committee held one meeting.  All of the directors attended at least 75% of the meetings of the Board of Directors and the committees of the Board of Directors on which they served during Fiscal 2012.

The Company’s policy is to ask directors to attend the annual meeting of stockholders.  All of the directors attended the Company’s last annual meeting.

The Board of Directors has determined that a majority of its members are independent as defined in the applicable Listing Rules of the NASDAQ Stock Market. The Board of Directors has determined that all of the members of each the Audit, Compensation and Nominating and Governance Committees are independent as required by applicable Listing Rules of the NASDAQ Stock Market.

Nomination Process; Stockholder Nominations

Currently, the Board has a Nominating and Governance Committee. During Fiscal 2011, the Board unanimously decided to change the Governance Committee to the Nominating and Governance Committee, which committee is responsible for the nomination of directors for election at stockholder meetings.  Previously, director nominees were selected by the Board of Directors as a whole and there was not a separate nominating committee.  This change in the nomination process is due to the fact that Richard E. Wilson, the Company's President-Chief Executive Officer, was elected to the Board in July, 2010.  Therefore, the Board  could no longer operate as a nominating committee as a whole because the Board is no longer comprised entirely of independent directors.

 The Nominating and Governance Committee is comprised of directors which the Board has determined are all independent directors in compliance with the applicable Listing Rules of the NASDAQ Stock Market. The Nominating and Governance Committee does not have a Nominating and Governance Committee Charter.

In identifying nominees for the Board of Directors, the Nominating and Governance Committee relies on personal contacts of its members and management.  The Nominating and Governance Committee will also consider candidates recommended by stockholders in accordance with the policies and procedures set forth in this Proxy Statement.  However, the Nominating and Governance Committee may choose not to consider an unsolicited candidate recommendation if no vacancy exists on the Board.  The Nominating and Governance Committee does not have a separate formal policy on the consideration of nominees recommended by stockholders. Instead, the Nominating and Governance Committee has determined that it is appropriate to evaluate all potential nominees on the same criteria as discussed in the following paragraph.  The Nominating and Governance Committee did not receive any director nominee recommendations from any stockholders during Fiscal 2012. The Nominating and Governance Committee may, in its discretion, use an independent search firm to identify nominees. The Nominating and Governance Committee did not use an independent search firm to identify any of the nominees presented for election at this year's annual meeting.

The Nominating and Governance Committee members evaluate each potential nominee in the context of the Board as a whole, with the objective of recommending a group of nominees that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment, using its diversity of experience in finance, retail and general business, as well as strategic thinking, business management, capital markets and corporate governance. The Nominating and Governance Committee members evaluate each nominee to ensure that each nominee has the following minimum qualifications: high integrity, business savvy, stockholder orientation and a general interest in the Company. The Nominating and Governance Committee evaluates nominees selected by the members of the Nominating and Governance Committee and/or recommended by the Board and the nominees recommended by stockholders, if any, in the same fashion. In determining whether to recommend a director for re-election, the Nominating and Governance Committee members also consider the director’s past attendance at meetings and participation in and contributions to the activities of the Board members.  As a matter of practice, when evaluating recommended nominees for directors, the Nominating and Governance Committee members consider the nominee’s character, judgment, independence, financial or business acumen, diversity of experience and ability to represent and act on behalf of all stockholders, as well as the needs of the Board.

Neither the Nominating and Governance Committee nor the Board have a formal policy regarding the diversity of the Board and director nominees. However, the Nominating and Governance Committee and the Board strive to have a Board that represents diverse experience in business, management and leadership backgrounds, education, and other areas that are relevant to the Company’s business. In assessing diversity, the Nominating and Governance Committee evaluates each candidate’s individual qualities in the context of how that candidate would relate to the Board as a whole.

Stockholders who wish to recommend candidates for consideration by the Board in connection with next year’s annual meeting should submit the candidate’s name and related information in writing to the Chairman of the Nominating and Governance Committee, in care of the Company’s Corporate Secretary, at 401 Cottage Street, Abilene, Kansas 67410-2832, on or before January 11, 2013.  In addition to the name of the candidate, a stockholder should submit:

•	his or her own name and address as they appear on the Company’s records;

•
if not the record owner, a written statement from the record owner of the shares that verifies the recommending stockholder’s beneficial ownership and period of ownership and that provides the record owner’s name and address as they appear on the Company’s records;

•	a statement disclosing whether such recommending stockholder is acting with or on behalf of any other person, entity or group and, if so, the identity of such person, entity or group;

•	the written consent of the person being recommended to being named in the proxy statement as a nominee if nominated and to serving as a director if elected; and

•
pertinent information concerning the candidate’s background and experience, including information regarding such person required to be disclosed in solicitations of proxies for election of directors under Regulation 14A of the Securities Exchange Act of 1934, as amended.

Board Leadership

The Company separates the roles of Chairman of the Board and President-Chief Executive Officer of the Company. Our current Chairman of the Board is Royce Winsten. Mr. Winsten is not an employee or executive officer of the Company.  During Fiscal 2012, Richard E. Wilson served as President-Chief Executive Officer of the Company.  Mr. Wilson is a member of the Board of Directors, but does not serve as the Chairman of the Board. The Board does not have a leading or presiding director, except for the Chairman of the Board noted above. The Board has concluded that the current leadership structure, with the separation of the Chairman of the Board and the President-Chief Executive Officer, is appropriate and meets the best interests of the stockholders. The current leadership structure allows the Chairman of the Board to concentrate on Board of Directors’ duties and obligations and the President-Chief Executive Officer to focus on the Company’s business, administrative, and operational functions.

The Board of Director’s Role in Risk Oversight

The Board of Directors and its committees have an important role in the Company’s risk oversight, management and assessment process. The Board regularly reviews with management the Company’s financial and business strategies, and those reviews include a discussion of relevant material risks as appropriate. The Board discusses, as appropriate, its risk oversight and assessment, as well as any material risks to the Company, with the Company’s general counsel. In addition, the Board delegates risk management responsibilities to the Audit Committee, Nominating and Governance Committee, and Compensation Committee, which committees are each all comprised of independent directors.

The Audit Committee, as part of its charter, oversees the Company’s risk oversight, management and assessment of the Company. The Nominating and Governance Committee, as part of its duties, oversees and assesses the risks associated with the corporate governance and ethics of the Company. The Compensation Committee is responsible for overseeing the management of risks relating to executive compensation. In addition, as discussed under “Executive Compensation Risk Considerations” below, the Compensation Committee also, as appropriate, assesses the risks relating to the Company’s overall compensation programs.

While the Audit Committee, Nominating and Governance Committee, and Compensation Committee oversee the management of the risk areas identified above, the entire Board is regularly informed through committee reports about such risks. This enables the Board and its committees to coordinate the risk management, assessment and oversight roles.

Audit Committee

The Audit Committee is a committee of the Board of Directors that consists solely of independent directors. The Audit Committee assists the Board of Directors in fulfilling its oversight of (a) the integrity of the Company’s financial statements, financial reporting process and internal control system, (b) the Company’s compliance with legal and regulation requirements, (c) the independent auditor qualifications and independence, (d) the performance of the Company’s independent accountants, and (e) the system of internal controls, disclosure controls and procedures established by management. The Audit Committee is expected to maintain and encourage free and open communication with the independent accountants, management of the Company and the Board, and should foster adherence to the Company’s policies, procedures and practices at all levels.  The Audit Committee is responsible for selecting, engaging and evaluating the performance of the Company’s independent accountants and for approving the scope of the engagement and the terms of their engagement letter.  The Audit Committee is responsible for and has adopted a policy and procedure regarding the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters.

The Board of Directors has determined that Dennis E. Logue is an “audit committee financial expert,” as defined in Item 407(d)(5) of the Securities and Exchange Commission (“SEC”) Regulation S-K.  The Board determined that Mr. Logue is independent, as independence for audit committees is defined in the applicable Listing Rules of the NASDAQ National Stock Market. Under SEC regulations, a person who is determined to be an audit committee financial expert will not be deemed an “expert” for any purpose, including without limitation for purposes of Section 11 of the Securities Act of 1933, as a result of being identified as an audit committee financial expert.  Further, the designation or identification of a person as an audit committee financial expert does not impose any duties, obligations or liability on such person that are greater than the duties, obligations and liability imposed on such person as a member of the audit committee and board of directors in the absence of such designation or identification and does not affect the duties, obligations or liability of any other member of the audit committee or board of directors.

During Fiscal 2012, the Audit Committee extensively analyzed the performance of KPMG LLP and the fulfillment by KPMG LLP of the Company’s expectations as the Company’s external auditor for the past three fiscal years. After taking into consideration KPMG LLP’s performance as discussed above, the Audit Committee determined that KPMG LLP should be appointed as the Company’s independent registered public accounting firm for external audits for Fiscal 2013.

The Audit Committee is governed by the Amended and Restated Audit Committee Charter (the “Charter”). A copy of the Charter is available on the Company’s website, which is located at www.alcostores.com. Once you are at the Company’s website, you must click on “Investors.” Once you are on the Investors web page, you must click on the “Corporate Governance” link. Once you are on the Corporate Governance web page, you may click on a link to access the Charter. You may access the Corporate Governance page directly by going to the following link: http://www.alcostores.com/company_information/investor_relation/ALCO_Corp_Goverance.html.

The information in or referenced to in the previous paragraph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Audit Committee Report

The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements for the fiscal year ending January 29, 2012, with management and the independent accountants.  The Audit Committee has also discussed and reviewed with the independent accountants the matters required to be discussed by Statements on Auditing Standards No. 61, as amended, “Communication with Audit Committees,” as adopted by the Public Company Accounting Oversight Board in Rule 3200T, which relates to the accountants’ judgment about the quality of the Company’s accounting principles, judgments and estimates, as applied in its financial reporting.

In addition, the Audit Committee has received the written disclosures and the letter from the independent public accountants required by the applicable standards of the Public Company Accounting Oversight Board, relating to the independent accountant’s communication with the audit committee concerning the accountants’ independence from the Company and its subsidiaries and has discussed with the independent public accountants their independence.  The Audit Committee has considered whether other non audit services provided by the independent accountants to the Company are compatible with maintaining the auditor’s independence and has discussed with KPMG LLP the independence of that firm.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors of the Company that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended January 29, 2012, for filing with the SEC.

This report is made over the name of each continuing member of the Audit Committee at the time of such recommendation, namely:

Dennis E. Logue (Chairman)
Lolan C. Mackey
Royce Winsten

The Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Compensation Committee

The Compensation Committee has general responsibility for the establishment, direction and administration of all aspects of the compensation policies and programs for the Company’s executive officers, including the President-Chief Executive Officer’s compensation. The President-Chief Executive Officer and other executive officers may attend Compensation Committee meetings and make recommendations, but they may not be present during discussions regarding their own compensation. Although, the ultimate responsibility for approving the compensation programs of our named executive officers rests with the Board.  The Compensation Committee also administers the Company’s Incentive Stock Option Plan and the Non-Qualified Stock Option Plan for Non-Management Directors. Although it may choose to do so in the future, in recent years the Compensation Committee has not used a consultant in considering compensation policies and programs for executive officers but relies on the experience of its members, their familiarity with compensation programs of other companies, recommendations of management and informal surveys of the practices of companies whose business is deemed similar to the Company’s by the Compensation Committee.

The Compensation Committee adopted a Compensation Committee Charter on April 4, 2007, a copy of which is available on our website at www.alcostores.com. Once you are at the Company’s website, you must click on “Investors,” and then on the Investors page you must click on the “Corporate Governance” link. Once you are on the Corporate Governance web page, you may click on a link to access the Compensation Committee Charter. You may access the Compensation Committee Charter directly, by going to the direct link of the Corporate Governance page, which is: http://www.alcostores.com/company_information/investor_relation/ALCO_Corp_Goverance.html.

See “EXECUTIVE COMPENSATION AND OTHER MATTERS – Compensation Discussion and Analysis” for further information on the processes we follow in setting compensation.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is now or was at any time during the past year an officer or employee of the Company or any of its subsidiaries, was formerly an officer of the Company or any of its subsidiaries, or had any relationship with the Company requiring disclosure.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth below in this Proxy Statement and based on such review and discussion recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee Members:
Terrence M. Babilla (Chairman)
Lolan C. Mackey
Royce Winsten

The Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Compensation Discussion and Analysis

Executive Summary

The Compensation Committee is tasked with discharging the Board of Directors’ responsibilities related to oversight of the compensation of our directors and officers and ensuring that our executive compensation program meets our corporate objectives.  This Compensation Discussion and Analysis is a discussion and analysis of the various executive compensation policies, programs and practices developed by the Compensation Committee, and is intended to provide insight into the Compensation Committee’s decision making process for determining the compensation for our named executive officers, including:

•
Richard E. Wilson, age 50, has served as the Company’s President-Chief Executive Officer since February 19, 2010. From December, 2007 until he joined the Company, Mr. Wilson served as Principal of Corporate Alliance Group, a management consulting organization specializing in marketing, product development, planning, strategy and brand management for the retail and wholesale trade. Prior to forming Corporate Alliance Group, Mr. Wilson was Senior Vice President, General Merchandise, for BJ’s Wholesale Club from May, 2005 to February 2007, where he was responsible for a $2 billion business including merchandising, marketing, private brand development, global sourcing and club presentation. From August, 2003 to April, 2005, Mr. Wilson was Senior Vice President, Home Furnishings for the Macy’s division of Federated Department Stores, Inc., the parent company of department stores such as Macy’s and Bloomingdale’s. Mr. Wilson has also previously served as an executive with the Filene’s division of May Department Stores.

•
Wayne S. Peterson, age 53, joined the Company as its Senior Vice President-Chief Financial Officer on September 20, 2010. Mr. Peterson served as Chief Financial Officer of Minyard Foods, Inc., a privately-held regional supermarket retailer, which operates a total of 60 stores in the Dallas/Fort-Worth area from 2006 until he joined the Company. From 2002-2005, Mr. Peterson served as the Executive Vice President, Chief Financial Officer, Secretary, and Director of Copeland’s Enterprises, Inc., a privately held regional specialty retailer of sporting goods. Mr. Peterson has held the position of Chief Financial Officer for retail companies for 19 years.

•
Tom L. Canfield, Jr., age 58, has served as our Senior Vice President – Logistics/Administration since 2006. From 1973 to 2006, Mr. Canfield served in various capacities with the Company. Mr. Canfield has approximately 39 years of experience in the retail industry.

Our mission as a company is to be the best broadline retailer in America, serving smaller, hometown communities.  We strive every day to achieve that goal with our work ethic, quality selection of goods, competitive prices, and friendly service of bygone days.

The Compensation Committee has designed our executive compensation program to reflect its philosophy that executive compensation should be directly linked to our Company’s mission, corporate performance and increased stockholder value.  Relative to other companies, we believe that our program is relatively simple and conservative.  For our most senior executive officers, the program consists primarily of three elements – base salary, an opportunity for an annual cash incentive award and an opportunity for stock option grants.  Base salary increases, the size of the annual cash incentive awards and the size of the stock option awards for our most senior executive officers are determined in large part by reference to return on equity and other goals established by the Compensation Committee.  These goals, even at the lowest level at which compensation can be awarded, are intended to be difficult to achieve relative to our prior year’s performance and relative to our competitors’ projected performance for the year.  Furthermore, stock options granted will only have value if the price of our common stock increases after the date of grant.  See “Elements of Executive Compensation” below for a discussion of base salary increases, annual cash incentive awards and stock option awards granted to our named executive officers in Fiscal 2012.

The Compensation Committee did not award stock options to any named executive officers in Fiscal 2012 (except for certain contingent stock options discussed under the heading "Long Term Incentives" of this proxy statement). The Compensation Committee did award stock options during the first quarter of Fiscal 2013 in consideration of certain named executive officers entering into new employment agreements with the Company (see  a discussion of such awards under the heading "Long Term Incentives" of this proxy statement). The Compensation Committee may award additional stock options to the Company's named executive officers during Fiscal 2013 based on Company performance and to better align each executive officer's interests with that of the Company's stockholders.

Compensation Objectives and Philosophy

The Company’s executive compensation program is designed to accomplish the following objectives:

•	To attract and retain motivated executives who substantially contribute to the Company’s long-term success and the creation of stockholder value;
•	To reward executives when the Company performs financially or operationally well;
•	To align the financial interests of our executives with the interests of our stockholders; and
•	To be competitive with the Company’s industry without targeting or setting compensation at specific benchmark percentiles.

Our philosophy is to balance the named executive officers’ short-term compensation with long-term compensation in order to align their interests with the interests of our stockholders.   Within this framework, the Compensation Committee strives to maintain executive compensation that is fair, reasonable, and competitive.

Our philosophy and objectives are implemented through our executive compensation program, which is comprised of the following primary elements:

•	Base salary and benefits are designed to attract and retain employees over time.

•
Annual cash awards are designed to focus employees on the objectives set by the Company for a particular year for overall Company performance goals.  These goals are set to a level consistent with the Company’s business plan and philosophy, including enhancement of stockholder value.

•
Long-term equity incentives are awarded to align our management's interests with that of our stockholders. Such potential equity incentives are detailed in the Company's 2012 Equity Incentive Plan discussed in Proposal Four of this proxy statement.

The Compensation Committee is afforded sufficient flexibility to use these elements, in addition to other benefits, in a way that it believes will accomplish its objectives.

Compensation Setting Process

Each year, the Compensation Committee approves executive compensation based upon a number of factors and reference points, and does not set executive compensation at specific benchmark percentiles or based on a formula-driven framework.  This enables the Compensation Committee to be responsive to the Company’s financial and operational performance, the competitive pay information within the Company’s industry, and the current dynamics of the labor market.  In approving the named executive officers’ individual pay components and total direct compensation, the Compensation Committee generally considers one or more of the following factors and reference points:

•	The Company’s financial and operational performance;
•	Historical compensation levels;
•	The role and responsibilities of the named executive officers;
•	Evaluations of the named executive officers’ performance;
•	Competitive pay information within the Company’s industry; and
•	Any recommendations of the Company’s Chief Executive Officer.

The Company does not have a specific policy, practice, or formula regarding the allocation of total direct compensation between (a) base salary and incentive awards, (b) cash performance bonus and equity incentive awards, or (c) total cash compensation and total equity incentive awards.

The Compensation Committee has not engaged a compensation consultant in recent years to assist it in designing and implementing the Company’s executive compensation program, but instead has relied on the experience of its members.  The Compensation Committee approves individual pay components and total direct compensation levels based upon its subjective judgment and discretion as to the overall fairness and competitiveness of the named executive officers’ compensation.

How We Determine Compensation

The Compensation Committee has general responsibility for establishing, directing and administering of all aspects of the compensation policies and programs for executive officers, although the ultimate responsibility for approving the compensation programs of our named executive officers rests with the Board.

The Compensation Committee met numerous times during the course of Fiscal 2012 to review issues with respect to executive compensation matters.  The agenda for each meeting of the Compensation Committee is prepared and/or approved by the chairman of the Compensation Committee in advance of the meeting.  The chairman of the Compensation Committee may, but is not required to, invite members of management or other members of our Board of Directors to attend portions of meetings as deemed appropriate.  The President-Chief Executive Officer and certain other executive officers may attend Compensation Committee meetings, but are not present during discussions or deliberations regarding their own compensation.  In Fiscal 2012, Richard E. Wilson, as the Company’s President-Chief Executive Officer was the only executive officer that had a material role in determining executive compensation. For Fiscal 2012, the President-Chief Executive Officer set the goals and objectives for each other named executive officer, provided input as to whether each other named executive officer met such goals and objectives, and made recommendations to the Compensation Committee regarding any adjustments to the other named executive officers’ compensation.  The President-Chief Executive Officer did not make any recommendations to the Compensation Committee regarding his compensation in Fiscal 2012, and the President-Chief Executive Officer’s compensation in Fiscal 2012 was based solely on his employment contract entered into on February 15, 2010.  The Compensation Committee has complete authority to accept, modify or reject the President-Chief Executive Officer’s recommendations regarding executive compensation.

Although it may do so in the future, in recent years the Compensation Committee has not used a consultant in considering compensation policies and programs for executive officers, but relies on the experience of its members, their familiarity with compensation programs of other companies, recommendations of management and informal surveys of the practices of companies whose business is deemed similar to the Company’s by the Compensation Committee.

Role of Peer Analysis in Compensation Determinations

As indicated above, one of the factors that the Compensation Committee considers in setting executive compensation is competitive pay information within the Company’s industry.  The Compensation Committee compares the individual pay components (i.e., base salary, cash incentive awards, and long-term incentive awards) and total direct compensation (i.e., base salary, cash incentive awards, long-term incentive awards and all other compensation) of each of the named executive officer against a peer group of publicly traded retail companies (the “Peer Group”).  The retail companies comprising the Peer Group were:

Dollar General Corporation	Family Dollar Stores, Inc.
Target Corporation	Fred’s Inc.

The Compensation Committee selected these companies because they are in the same industry as the Company and the Company believes that it competes with these companies for employee talent.  The Compensation Committee elected not to use the peer group utilized in the Company’s stock performance graph for purposes of assessing executive compensation, as the Compensation Committee believes the above companies better represent the Company’s direct competitors for employee talent.  All of the above peer companies are much larger than the Company in terms of assets, revenues, and market capitalization.  The Compensation Committee realizes this size disparity and takes the disparity into account when reviewing the Peer Group in the context of evaluating and setting the individual pay components and total direct compensation of the named executive officers.  Furthermore, the Compensation Committee believes that designing its executive compensation program to be competitive with the Peer Group promotes the Company’s recruitment and retention efforts.

Notwithstanding the above, the Compensation Committee does not target or set executive compensation to specific benchmark percentiles.  The competitive pay information derived from the Peer Group is one of a number of factors and reference points used by the Compensation Committee, which other factors and reference points include the Company’s financial and operational performance; historical compensation levels; the role and responsibilities of the named executive officers; evaluations of the named executive officers’ performance; and any recommendations of the Company’s President-Chief Executive Officer.  The competitive pay information is not, by itself, material to the Compensation Committee’s determination of the individual pay components and total direct compensation of the named executive officers.  The same is true for the other factors and reference points listed above.  Consequently, depending upon one or more of these other factors and reference points, a named executive officer’s individual pay components and total direct compensation may be below, within, or above the median of the competitive pay information.

The Compensation Committee approves individual pay components and total direct compensation levels based upon its subjective judgment and discretion as to the overall fairness and competitiveness of the named executive officers’ compensation.  The peer analysis helps to provide the Compensation Committee the framework necessary to make these determinations, as well as to assist it in determining whether the named executive officers’ compensation levels will accomplish the objectives of the Company’s executive compensation program.

Elements of Executive Compensation

As noted above, the principal ongoing components of our compensation program consist of base salary, the opportunity to earn annual bonuses based on Company performance and long-term equity based incentives.

Base Salary.  In the course of negotiating base salaries with our executive officers, we strive to take into account each individual’s level of experience and anticipated skills and contribution to us, our geographic location and informal market surveys indicating what competitive salaries might be.  In setting base salaries of executive officers other than the President-Chief Executive Officer, the Compensation Committee also takes into account recommendations made by the President-Chief Executive Officer.

When considering annual adjustments to the base salary of the President-Chief Executive Officer, the Compensation Committee typically takes into account the Company’s performance and the Compensation Committee’s assessment of his effectiveness in the performance of his duties.

The Compensation Committee’s decision to adjust a named executive officers’ base salary have been made in the Compensation Committee’s subjective discretion and was not tied to a mathematical formula measuring achievement of quantitative criteria. In reaching its decision to adjust a named executive officer’s base salary, the Compensation Committee may consider such factors as, among others: (1) overall Company performance; (2) the President-Chief Executive Officer’s recommendations (except for the President-Chief Executive Officer’s own compensation); (3) a subjective assessment of the named executive officer’s performance; (4) an analysis of Peer Group data, as appropriate; (5) the named executive officer’s existing base salary level and his or her length of service with the Company; and (6) the named executive officer’s overall contribution to the Company’s business. As discussed below, base salaries may also be adjusted as a result of a named executive officer assuming additional responsibilities within the Company.

The salaries shown in the Summary Compensation Table reflect annual adjustments from the beginning of Fiscal 2012 to the base salaries of the named executive officers present to the end of Fiscal 2012. Adjustments are sometimes made as a result of a promotion or other change in duties.

The current base salaries of the named executive officers are listed below:

Name	Base Salary
Richard E. Wilson	$450,000
Wayne S. Peterson	$240,000
Tom L. Canfield, Jr.	$205,000

In consideration of Mr. Wilson's continued dedication to the Company as the Company's President-Chief Executive Officer and based upon the criteria set forth above, the Compensation Committee of the Company's Board of Directors  met on January 27, 2012 and unanimously approved to increase Mr. Wilson's compensation from $450,000 to $486,000 effective as of February 18, 2012. However, Mr. Wilson declined to accept such raise and, instead, determined that it was in the Company's and stockholders' best interests to use such money as operating capital for the Company. Mr. Wilson was not provided a raise in Fiscal 2011 and continues to receive the same base salary since his commencement of employment with the Company in February 2010.

Annual Cash Incentive.  We believe that a portion of an executive officer’s total annual compensation should be incentive-based and that by rewarding good performance, such arrangements help align the interests of our named executive officers with those of our stockholders.  Consequently, in Fiscal 2006, we began entering into arrangements whereby a contractual bonus would be paid based on Return on Equity (“ROE”).  Return on Equity for this purpose means earnings from continuing operations before discontinued operations, excluding cumulative change in accounting and one-time termination benefits recognized in accordance with FASB ASC Topic 718, divided by the average of stockholders’ equity at the beginning and end of the fiscal year.  Accordingly, the Compensation Committee approved contractual bonus opportunities in Fiscal 2008 as follows: if the Return on Equity was between 10% and 12%, the executive officers would receive 80% of their contractual bonus, if it was between 12% and 14%, they would receive 100% of their contractual bonus and if it was over 14%, they would receive 140% of their contractual bonus.  Since Fiscal 2008, the Compensation Committee has not established a return on equity target (or any other annual cash incentive award target) other than as set forth in certain executive officer employment agreements.  Due to the Company's performance and other economic factors, the Company has not paid a return on equity based bonus to its executive officers since Fiscal 2008.

Our current employment agreements (see the discussion under the heading "Employment Agreements" of this proxy statement for a discussion of the Company's new employment arrangements with certain executive officers and the reasoning for the same) provide that bonuses must be repaid to the extent they are paid based on financial information that is later determined to be overstated due to (1) a material (as determined by the Compensation Committee, which decision is binding and unappealable) mistake, miscalculation or intentional misstatement by the Company; or (2) the material (as determined by the Compensation Committee, which decision is binding and unappealable) noncompliance of the Company with any financial reporting requirement under federal or state securities laws and results in any financial restatement, which would have lessened the amount of any bonus paid to an employee, or have a similar claw back provision.  Under the existing contracts with the named executive officers, the Company may elect to pay other bonuses in its sole discretion.   If any such bonus was to be paid, it generally would be based on recommendations of the President-Chief Executive Officer and would require Compensation Committee approval.

These bonus provisions and the application of such bonus provisions with regard to Fiscal 2012 cash incentive compensation are described below.

Richard E. Wilson

The Company entered into an employment agreement with Mr. Wilson on February 15, 2010.  In order to entice Mr. Wilson to enter into such employment agreement, the Compensation Committee included in his employment agreement a defined bonus amount based on specified ROE targets for certain performance periods.  This defined bonus amount was determined through the course of an arms-length negotiation of his employment agreement.  As part of these negotiations, the Compensation Committee considered Mr. Wilson’s role and responsibilities within the Company and analyzed the terms of the same or similar arrangements for comparable executives employed by one or more of the retail companies in our Peer Group and other published compensation survey data, including the Report of the NACD Blue Ribbon Commission on Executive Compensation and the Role of the Compensation Committee, but the defined bonus amount was ultimately set in the Compensation Committee’s subjective judgment and discretion as to the overall fairness and competitiveness of their compensation and was not based on a formula-driven framework.

Mr. Wilson's first performance period began on February 15, 2010 and ended on January 30, 2011 and all subsequent bonus periods begin at the start of each fiscal year subsequent to the first performance period and end at the end of such fiscal year.  Mr. Wilson’s employment agreement provides that he will receive a bonus based on the Company’s ROE (as defined below) for the applicable performance period as follows:

ROE	Amount of Bonus
7.49% or less	No Bonus
7.5% to 9.99%	50% of base salary
10% to 12.49%	75% of base salary
12.5% to 14.99%	100% of base salary
15% to 17.49%	125% of base salary
17.5% or more	150% of base salary

Under Mr. Wilson’s employment agreement, ROE is defined as, for any 12 month period, earnings from continuing operations before discontinued operations for such period, excluding cumulative changes in accounting and one-time termination benefits recognized in accordance with FAS 146, divided by the stockholders’ equity at the end of the immediately preceding 12-month period.  The Compensation Committee selected the performance measures of ROE to focus Mr. Wilson on creating long-term stockholder value and aligning his financial interests with the interests of the Company’s stockholders.

For Mr. Wilson’s performance period ended on January 29, 2012, the Company’s ROE was 1.59%.  Therefore, Mr. Wilson will not receive a bonus for the performance period ended on January 29, 2012.

All Other Named Executive Officers.  The Company has also entered into employment agreements with each of the other named executive officers.  These employment agreements generally provide that each named executive officer is entitled to participate in any bonus plan that the Compensation Committee of the Company's Board of Directors may adopt.

Wayne S. Peterson and Tom L. Canfield, Jr.

The Company entered into a new employment agreement with both Mr. Peterson and Mr. Canfield on March 15, 2012 (see the information under the heading "Employment Agreements" of this proxy statement for a discussion of the Company's new employment agreements with Mr. Peterson and Mr. Canfield and the reasoning for the same). Under the terms of the new employment agreements, both Mr. Peterson and Mr. Canfield are eligible to participate in any bonus plan that the Compensation Committee may adopt. If the Compensation Committee adopts a bonus plan, then the bonus plan shall provide for a bonus for both Mr. Peterson and Mr. Canfield of up to 40% of each executive's base salary if certain targets are met as set forth in the adopted bonus plan.

Under Mr. Canfield's previous employment agreement, which was in effect during Fiscal 2012, Mr. Canfield was to receive a bonus equal to 30% of his base salary, if the Company met a certain return on equity target established by the Compensation Committee. For Fiscal 2012, the Compensation Committee did not establish a return on equity target (or any other annual cash incentive award target). Due to the Company's performance and other economic factors, the Company did not pay out a return on equity based bonus to Mr. Canfield in Fiscal 2012.

Under Mr. Peterson's previous employment agreement, which was in effect during Fiscal 2012, Mr. Peterson was eligible to participate in any bonus plan that the Compensation Committee of the Board of Directors adopted. Mr. Peterson did not have an established contractual bonus amount in his employment agreement. The Compensation Committee did not adopt a separate bonus plan in Fiscal 2012 and therefore Mr. Peterson did not receive a bonus in Fiscal 2012.

The employment agreements discussed above were determined through the course of arms-length negotiations.  As part of these negotiations, the Compensation Committee considered each executive's role and responsibilities within the Company, each executive's current employment arrangement with the Company and the terms of the new employment agreements between such executives and the Company discussed below; provided, however, the bonus levels were ultimately set in the Compensation Committee’s subjective judgment and discretion as to the overall fairness and competitiveness of such officer’s compensation and was not based on a formula-driven framework.

Long Term Incentives.  In May 2003, the stockholders approved the 2003 Duckwall-ALCO Stores, Inc. Incentive Stock Option Plan and such plan was amended in 2010 to permit optionees to make a cashless, net exercise of their stock options (the 2003 Duckwall-ALCO Stores, Inc. Incentive Stock Option Plan, as amended is hereinafter referred to as the “2003 Plan”).  There are 500,000 shares of Common stock authorized for issuance upon exercise of options under the 2003 Plan.  As of May 18, 2012, options for 217,120 shares remained available for issuance under the 2003 Plan.  The 2003 Plan is administered by the Compensation Committee of the Board of Directors, whose members are appointed by the Board.  The Chief Executive Officer provides recommendations to the Compensation Committee as to who might receive grants under the 2003 Plan.  The Compensation Committee, in its sole discretion, selects the employees to receive options based on the employee’s past material contributions to the performance of the Company or the expectation that the employee will make material contributions in the future.  Only key employees are eligible to receive options, and we do not necessarily make annual option awards.

Currently, the key employees who are eligible to receive stock options include those employees who hold the office of President-Chief Executive Officer, a Vice President position, or director of a division of the Company.  All of the Company’s named executive officers hold one of these titles and are eligible to receive stock options.  Eligible key employees will only receive stock options if, and to the extent, such stock options are approved by the Compensation Committee.

Each outstanding option permits the holder to purchase shares of the Common Stock at a price equal to the fair market value of the stock at the time of the grant. The fair market value is defined as the mean between the high and low sales prices, if any, on the NASDAQ on the date of the grant of the option.  If no sales occurred on the grant date, the fair market value is the weighted average of the means between the highest and lowest sales on the nearest trading date before and after the date of grant.  The number of shares and option price covered by outstanding options may be adjusted in the event of any stock dividend, stock split, reorganization, merger, consolidation, liquidation or any combination or exchange of shares of Common Stock.

The Compensation Committee does not have any formalized policy or procedures for the annual grant of stock options or other equity awards to the Company’s executive officers and other key employees. Therefore, annual equity awards may or may not be made to the Company’s named executive officers. The grant of equity awards is determined by the Compensation Committee in its subjective discretion. In the past, the Compensation Committee has approved from time to time the grant of stock options upon the initial employment or promotion of a named executive officer or other key employee of the Company. Additionally, the Company does not have a formal policy on the timing of equity compensation grants in connection with the release of material non-public information to affect the value of compensation.  In the event that material non-public information becomes known to the Compensation Committee prior to granting equity awards, the Compensation Committee will take the existence of such information under advisement and make an assessment in its business judgment whether to delay the grant of the equity award in order to avoid any impropriety.

In Fiscal 2012, the Compensation Committee awarded stock options to the named executive officers as follows:

Named Executive Officer	Stock Options Awarded
Richard E. Wilson	0
Wayne S. Peterson	0*
Tom L. Canfield, Jr.	0*

*Even though none of the named executive officers of the Company were awarded stock options in Fiscal 2012, both Mr. Peterson and Mr. Canfield were offered stock options, contingent on each such executive officer entering into a new employment agreement with the Company that eliminated single-trigger Change of Control provisions, provided for an expanded non-compete clause, and made other changes to each executive's employment arrangement with the Company (see information under the heading "Employment Agreements" of this proxy statement for a discussion of the Company's new employment agreements with Mr. Peterson and Mr. Canfield). On June 21, 2011, the Compensation Committee of the Board of Directors of  the Company met and approved of awarding stock options to both Mr. Peterson and Mr. Canfield subject to each executive officer executing an employment agreement with the Company within six months of the date of the offer of stock options. Mr. Peterson and Mr. Canfield did not execute new employment agreements (through no fault of their own) within such six month time period and the stock options referenced above were not granted. However, Mr. Peterson and Mr. Canfield subsequently entered into new employment agreements with the Company. The Company entered into new employment agreements with Mr. Peterson and Mr. Canfield on March 15, 2012. The Compensation Committee of the Board of Directors of the Company determined that, even though such executive officers did not execute new employment agreements within six months of the offer of stock options, it was in the best interests of the Company to grant the offered stock options to such executive officers. Therefore, on April 30, 2012, the Compensation Committee approved the award of 7,500 stock options to each Mr. Peterson and Mr. Canfield at a price of $9.82 per share. The options were priced based upon the average high and low price of the Company's stock on June 21, 2011, which is the date that the stock options were originally offered to Mr. Peterson and Mr. Canfield. If the price of the options would have been based upon the value of the Company's stock on April 30, 2012, then the price of the stock per share would have been $8.06.

In determining if stock options should be awarded to the named executive officers in Fiscal 2012, whether set forth in an employment agreement or not, the Compensation Committee used its subjective judgment and discretion as to the overall fairness and competitiveness of such officer’s long-term incentive compensation and such determination was not based on a formula-driven framework. As part of its deliberations in determining if stock option awards should be granted, the Compensation Committee considered (1) the need to align the financial interests of the named executive officers with the Company’s stockholders, (2) each respective officer’s role and responsibilities within the Company, and (3) as applicable, the number of stock options awarded to each named executive officer in prior years. In addition, as discussed above, the Compensation Committee took into consideration the terms of the new employment agreements offered to the named executive officers of the Company discussed in detail below.

Severance Pay Arrangements.  We compete in a marketplace where severance and change of control protections are commonplace and consequently, we have negotiated employment agreements containing termination and change of control provisions with our named executive officers to facilitate our ability to attract and retain them.  The arrangements that we have agreed to are described fully under the section captioned “Potential Payments Upon Termination or Change of Control,” but generally provide for one year’s base salary and benefits continuation for all named executive officers, in accordance with each named executive officer’s employment agreement, following termination without cause or a change of control of the Company. The new employment agreements between the Company and Mr. Peterson and Mr. Canfield entered into on March 15, 2012 do not provide for severance payments solely due to a Change of Control.  Furthermore, Mr. Wilson's employment agreement does not permit  severance payments solely due to a Change of Control.

Other Annual Arrangements.  Other than below, we do not provide perquisites of any significance and we do not have significant executive benefits, such as supplemental executive retirement plans or deferred compensation arrangements.

•	We paid premiums on a $100,000 life insurance policy for Mr. Canfield.

•
The Company offers a 401(k) plan for all executive officers.  However, during Fiscal 2012, the Company did not make any contributions to the 401(k) plan of any executive officers or any other Company employee in an effort to reduce expenses.

•
Mr. Wilson's employment agreement provided him a $30,000 allowance for moving expenses and legal fees related to his employment agreement and Mr. Peterson's employment agreement provided him a $50,000 allowance for moving expenses and legal fees related to his employment agreement.

Tax, Accounting and Other Considerations

Tax Considerations.  Under IRC Section 162(m), publicly held companies may not deduct compensation paid to named executive officers to the extent that an executive’s compensation exceeds $1,000,000 in any one year, unless such compensation is “performance based.”  Because our incentive programs have a retention purpose as well as an incentive purpose, our Compensation Committee generally has not viewed it as practicable or in our best interests to qualify compensation programs under 162(m).  The non-qualifying compensation of any named executive officer did not approach the $1,000,000 limit in Fiscal 2012 and we do not anticipate any such compensation will approach this limit in Fiscal 2013.

Accounting Considerations.  With the adoption of FASB ASC Topic 718, we do not expect accounting treatment of differing forms of equity awards to vary significantly and, therefore, accounting treatment is not expected to have a material effect on the selection of forms of compensation.

Employment Agreements

Following is a list of the Fiscal 2012 named executive officers employed with the company as of May 18, 2012, with which we have entered into employment agreements:

Name	Effective Date

Richard E. Wilson	February 15, 2010
Wayne S. Peterson	September 20, 2010 (1)
Tom L. Canfield, Jr.	January 5, 2006 (2)

(1)	The Company entered into a new employment agreement with Mr. Peterson on March 15, 2012.
(2)	The Company entered into a new employment agreement with Mr. Canfield on March 15, 2012.

The Compensation Committee believes that employment agreements are important to both our executives and to us in that the executive benefits from clarity of the terms of his or her employment, as well as protection from wrongful termination, while we benefit from nondisclosure and non-competition protection, enhancing our ability to retain the services of our executives. The Compensation Committee periodically reviews the terms of the employment agreements and amends them as necessary to remain competitive and to carry out its objectives. Details of the terms of the specific employment agreements are discussed elsewhere in this proxy statement.

Information Regarding Certain Named Executive Officers Who Are No Longer Employed With the Company

Lawrence J. Zigerelli served as the Company’s President-Chief Executive Officer from July 1, 2008 to February 19, 2010. As part of Mr. Zigerelli’s separation from the Company, the Company entered into a Separation and Release Agreement with Mr. Zigerelli on March 9, 2010 (the “Separation Agreement”). Under the Separation Agreement, Mr. Zigerelli received $125,000 over a twelve month period pursuant to the Company’s regular payroll practices. In addition, Mr. Zigerelli was reimbursed for his COBRA premiums for six months, which totaled $6,022. In Fiscal 2012, Mr. Zigerelli received $20,833.36 in severance payments from the Company. The Company is not obligated to pay Mr. Zigerelli any further severance payments.

Jane F. Gilmartin served as the Company’s Executive Vice President and Chief Operating Officer from July 24, 2008 to June 12, 2010. As part of Ms. Gilmartin’s separation from the Company, the Company entered into a Separation and Release Agreement with Ms. Gilmartin on May 13, 2010 (the “Separation Agreement”). Under the Separation Agreement, Ms. Gilmartin was to receive her then current salary, which was $325,000, for 12 months pursuant to the Company’s regular payroll practices. In Fiscal 2012, Ms. Gilmartin received $119,166.60 in severance payments from the Company. The Company is not obligated to pay Ms. Gilmartin any further severance payments.

SUMMARY COMPENSATION TABLE (1)

FISCAL YEAR ENDED JANUARY 29, 2012

The following table shows the compensation that we paid to our principal executive officer ("PEO") and the Company's two other most highly compensated executive officers during the last two fiscal years for services to us in all capacities.

Name and Principal Position	Fiscal Year	Salary ($)	Option Award(5) ($)	All Other Compensation(6)(7) ($)	Total ($)

Richard E. Wilson (2) President – Chief Executive Officer (PEO)	2012 2011	450,000 450,000	127,773 106,621	5,654 11,701	583,427 548,322

Wayne S. Peterson (3) Senior Vice President-Chief Financial Officer	2012 2011	240,000 87,333	32,016 9,365	51,489 29,729	323,505 126,427

Tom L. Canfield, Jr. (4) Senior Vice President-Logistics/ Administration	2012 2011	205,000 205,000	28,946 42,356	14,932 33,307	248,878 280,663

(1)
The Company does not provide executive officers with stock awards as compensation and, therefore, there are no stock awards to disclose on the Summary Compensation Table under SEC Regulation S-K 402(c).

(2)
Richard E. Wilson is the current President-Chief Executive Officer of the Company.  The Company entered into an employment agreement with Mr. Wilson on February 15, 2010. Mr. Wilson’s annual salary is $450,000.

(3)
Wayne S. Peterson is the current Senior Vice-President  Chief Financial Officer of the Company. The Company entered into an employment agreement with Mr. Peterson on September 20, 2010, and a new employment agreement on March 15, 2012.  Mr. Peterson's annual salary was not increased under his new employment agreement. Mr. Peterson’s annual salary is $240,000.

(4)
Tom L. Canfield, Jr. is the current Senior Vice President-Logistics/Administration.  The Company entered into an employment agreement with Mr. Canfield on January 5, 2006, and recently entered into a new employment agreement with Mr. Canfield effective as of March 15, 2012.  Mr. Canfield's annual salary was not increased under his new employment agreement. Mr. Canfield's annual salary is $205,000.

(5)
The amount shown is the amount recognized for financial statement reporting purposes with respect to Fiscal 2012 in accordance with FASB ASC Topic 718 and, therefore, includes amounts from awards granted in and prior to Fiscal 2012.  For a discussion of the valuation assumptions used, see Note 10 to the Company’s Fiscal 2012 audited financial statements included in our Annual Report on Form 10-K.

(6)	Excludes perquisites and other benefits, unless the aggregate amount of such compensation equals or exceeds $10,000 for the named executive officer.

(7)	Includes:

•	premiums paid by the Company with respect to whole life insurance for Fiscal 2012 in the amount of $1,607 for Mr. Canfield;
•	health and dental benefits provided by the Company for Fiscal 2012 to the named individuals: $5,654.28 for Mr. Wilson, $14,568.96 for Mr. Peterson, and $13,325.16 for Mr. Canfield; and
•	relocation and temporary living expenses in the amount of $36,920 for Mr. Peterson.

Employment Agreements

With regard to the named executive officers as of January 29, 2012, we have employment agreements with Messrs. Wilson, Peterson and Canfield.

On June 21, 2011, the Compensation Committee of the Board of Directors adopted a resolution which provided that the Compensation Committee shall not authorize or approve of any new employment agreement between and Company and any Company employee that has any of the following provisions: (1) single trigger change of control provisions; (2) evergreen provisions; or (3) tax gross-up provisions (collectively, these provisions are the "Prohibited Provisions"). In addition the Compensation Committee resolved to use its best efforts to renegotiate any current employment agreement between the Company and any Company employee that has Prohibited Provisions.

Pursuant to these resolutions, the Company entered into a new employment agreement with both Mr. Canfield and Mr. Peterson on March 15, 2012 because each of their employment agreements contained certain Prohibited Provisions. Mr. Canfield's previous employment agreement included both an evergreen provision and a single trigger change of control provision. Mr. Peterson's previous employment agreement included a single trigger change of control provision. Neither of the new employment agreements entered into by Mr. Peterson and Mr. Canfield on March 15, 2012 contains any of the Prohibited Provisions. Besides the deletion of the Prohibited Provisions, the new employment agreements of Mr. Peterson and Mr. Canfield are on substantially the same terms of their previous employment agreements and neither Mr. Peterson nor Mr. Canfield's annual base salary increased under the new employment agreements.

The current employment agreements of Mr. Wilson, Mr. Peterson, and Mr. Canfield contain the following terms:

•	The agreements do not have a term and each Mr. Wilson, Mr. Peterson and Mr. Canfield is an “at will” employee.

•
Each executive receives an annual base salary and is eligible to receive a bonus if the Company’s Return on Equity meets a specified amount as set forth in their employment agreements or as the Board determines and provided the Board approves such bonus plan for the fiscal year. No such bonus plan was approved for Fiscal 2012. Further detail regarding any bonus obligations can be found in the “Compensation Discussion and Analysis” under “Elements of Executive Compensation – Annual Cash Incentive” for the thresholds for Fiscal 2012. The contractual amounts are as follows:

Name	Base Salary	Bonus Opportunity
Richard E. Wilson	$450,000	See Note 1
Wayne S. Peterson	$240,000	See Note 2
Tom L. Canfield, Jr.	$205,000	See Note 3

•	Non-interference and non-competition provisions that extend until the expiration of twelve months following termination of employment.

•
The executives may be entitled to certain payments and other benefits upon termination of their employment or change of control of the Company, as described in the section entitled “Potential Payments upon Termination or Change of Control.”

•
Certain employment agreements provide for certain grants of stock options in the Company. Each named executive officers' stock option grants are provided in the Outstanding Equity Awards at Fiscal Year End Table provided below; provided, however, the table below only provides for stock options awarded as of the end of Fiscal 2012 and does not take into account the stock options awarded during Fiscal 2013 to Mr. Peterson and Mr. Canfield due to their execution of new employment agreements.

•
Certain employment agreements provided each executive officer with certain reimbursements for moving expenses and reimbursement of legal expenses incurred in the negotiation of their employment agreements.

•
Our employment agreements provide for a claw back provision which states that bonuses must be repaid to the extent they are paid based on financial information that is later determined to be overstated due to (1) a material (as determined by the Compensation Committee, which decision is binding and unappealable) mistake, miscalculation or intentional misstatement by the Company; or (2) the material (as determined by the Compensation Committee, which decision is binding and unappealable) noncompliance of the Company with any financial reporting requirement under federal or state securities laws and results in any financial restatement, which would have lessened the amount of any bonus paid to an employee, or have a similar claw back provision.

The salaries payable under the employment agreements are reviewed annually and increased at the sole discretion of the Board of Directors based on the recommendation of the Compensation Committee.

NOTES:

(1) Under Richard E. Wilson’s employment agreement, he is entitled to a bonus based upon ROE of certain “bonus years.” The first bonus year is February 15, 2010 to January 30, 2011. All subsequent bonus years begin as of the first day of each fiscal year, subsequent to the first bonus year, and end on the last day of such fiscal year. Mr. Wilson receives no bonus if ROE is under 7.49%, a bonus equal to 50% of his base salary if ROE is 7.5% to 9.99%, a bonus equal to 75% of his base salary if ROE is 10% to 12.49%, a bonus equal to 100% of his base salary if ROE is 12.5% to 14.99%, a bonus equal to 125% of his base salary if ROE is 15% to 17.49%, and a bonus of 150% of his base salary if ROE is 17.5% or more.

(2) Under Mr. Peterson’s employment agreement, Mr. Peterson is eligible to participate in any bonus plan that the Compensation Committee of the Board of Directors may adopt. If the Compensation Committee adopts a bonus plan, then the bonus plan shall provide for a bonus of up to 40% of Mr. Peterson's base salary if certain targets are met as set forth in the adopted bonus plan. Mr. Peterson does not have an established contractual bonus amount in his employment agreement.

(3) Under Mr. Canfield’s employment agreement, Mr. Canfield is eligible to participate in any bonus plan that the Compensation Committee of the Board of Directors may adopt. If the Compensation Committee adopts a bonus plan, then the bonus plan shall provide for a bonus of up to 40% of Mr. Canfield's base salary if certain targets are met as set forth in the adopted bonus plan. Mr. Canfield does not have an established contractual bonus amount in his employment agreement.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END (1)

FISCAL YEAR ENDED JANUARY 29, 2012

The following table shows information concerning stock options outstanding held by the named executive officers at January 29, 2012.  No stock options of any of the named executive officers were repriced.

	Option Awards (2)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date

Richard E. Wilson	25,000	75,000	14.34	02/22/2015

Wayne S. Peterson	6,250	18,750	12.69	09/20/2015

Tom L. Canfield, Jr.	7,500 5,000	2,500 5,000	15.61 17.89	05/14/2013 09/16/2014

(1)
The Company does not provide executive officers with stock awards or any equity incentive plan awards as compensation and, therefore, there are no stock awards or any compensation from an equity incentive plan to disclose on the Outstanding Equity Awards Table under SEC Regulation S-K 402(f).

(2)	Unless otherwise noted, all option awards with unexercisable shares listed in this table vest at a rate of 25% per year over the first four years of the option term. Options have a five year term.

PENSION BENEFITS; NONQUALIFIED DEFERRED COMPENSATION PLANS

The Company does not provide its named executive officers with any pension benefits, nor does it provide or have in place any nonqualified deferred compensation plans for its named executive officers.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-OF-CONTROL

Regarding the named executive officers as of January 29, 2012, we currently have employment agreements with Messrs. Wilson, Peterson, and Canfield (the “currently employed named executive officers”).  Upon termination of their employment, the currently employed named executive officers will be entitled to various payments and other benefits pursuant to their respective employment agreement.  These payments and benefits are described below.

If we terminate a currently employed named executive officer for cause, or if a currently employed named executive officer terminates his employment without good reason or if the termination is due to the currently employed named executive officer’s death or disability, we will pay the base salary through the date of termination, earned vacation pay and any benefits earned under any profit sharing or similar plan through the date of termination, to the extent and in the manner and at such times as provided in such plans.  Following termination for disability, we also will maintain health and dental benefits for the officer and his family in accordance with each officer’s employment agreement.

If we terminate a currently employed named executive officer without cause or the officer terminates for “Good Reason,” then we will pay salary, through the date of termination, earned vacation pay and any benefits earned under any profit sharing or similar plan through the date of termination, to the extent and in the manner and at such times as provided in such plans.  In addition, we will pay an additional year’s base salary in accordance with our regular payroll practices and continue all benefits coverage during such period as applicable pursuant to each employee’s employment contract. If the officer obtains employment while we are making payments to him, amounts payable are subject to reduction by the amount received from the new employer.

As of January 29, 2012, both Mr. Peterson and Mr. Canfield's employment agreements permitted termination of the employment agreement by the employee, and provided for severance payments to such employee, solely due to a Change of Control. Upon a termination due to a Change of Control, both Mr. Canfield and Mr. Peterson would have received the same benefits and payments that they would have received if the employment agreement was terminated without cause by the Company, or for "Good Reason" by the employee, as discussed in the previous paragraph. The new employment agreements between the Company and Mr. Peterson and Mr. Canfield entered into on March 15, 2012 do not permit the Company or the employee to terminate the employment agreement solely due to a Change of Control and do not permit the Company to pay severance payments to Mr. Peterson or Mr. Canfield solely due to a Change of Control.  As previously discussed under the "Employment Agreements" heading, a single trigger change of control provision was determined by the Company's Board of Directors as a Prohibited Provision and, therefore, the Company entered into new employment agreements with Mr. Peterson and Mr. Canfield to delete this and other Prohibited Provisions from the terms of Mr. Peterson's and Mr. Canfield's employment agreements.  Furthermore, Mr. Wilson's employment agreement does not permit the termination of the employment agreement by the Company or the employee solely due to a Change of Control.

In addition to the payments and benefits discussed above, if there is a "Change of Control" of the Company, then, under the 2003 Plan, upon the determination of Compensation Committee in its sole discretion, all stock options of the currently employed named executive officers would immediately accelerate and vest. Additionally, Mr. Wilson's employment agreement provides that if Mr. Wilson is terminated by the Company without cause or he terminates the employment agreement for Good Reason, within eighteen months of a Change of Control, then Mr. Wilson's stock options will immediately vest and his current base salary will continue for eighteen months, rather than for twelve months.

For purposes of this section:

•
By “disability,” we mean the officer’s permanent disability or incapacity, as determined in accordance with any disability policy that we might maintain, or, if we do not have such a policy, as we determine in good faith based upon the inability of the officer to perform the essential functions of his position, with reasonable accommodation by us, for a period in excess of 180 days during any period of 365 calendar days.

•
“Good Reason” means any of the following: (1) a material diminution in the Employee's Base Salary; (2) any material diminution in the Employee's authority; and (3) any other action or inaction that constitutes a material breach by the Company of the Employment Agreement. The term "Good Reason" does not include a Change of Control. The term "Good Reason" is intended to be an exempt involuntary separation of service under Treas. Reg. § 409A-1(n).

•
“Change of Control” means an event required to be reported as a change in control under Item 6(e) of Schedule 14A promulgated under the Securities Exchange Act of 1934 and generally will be deemed to occur upon (a) a person acquiring 40% or more of the shares or voting power of our stock, (b) the hostile replacement of at least the majority of our Board of Directors, or (c) a merger or sale of substantially all of our assets.

The following table shows the amounts we would have been required to pay each of the currently employed named executive officers assuming that any of the following occurred as of January 29, 2012: (i) a termination by reason of disability, or (ii) a termination by us without cause or by the officer with Good Reason, or (iii) a termination because of a Change of Control.  All payments are paid over the remaining term of the officer’s employment agreement in accordance with the Company’s current payroll procedures; none are lump sum.  If an officer obtains employment while we are making payments to him, amounts payable are subject to reduction by the amount received from the new employer.

Name	Termination due to Disability (1) ($)	Without Cause by the Company or Good Reason by the Executive (2) ($)	Change of Control (3)(4)(5) ($)

Richard E. Wilson	5,654	455,654	676,414
Wayne S. Peterson	14,569	254,569	243,642
Tom L. Canfield, Jr.	13,325	218,325	208,331

(1)
The numbers in this column represent the amount of health and dental benefits that each currently named employed executive officer shall be paid under the terms of each executive’s employment agreement. All executives receive such benefits for a period of twelve months after disability. Also, under the employment agreements, an employee has the right to “Earned Obligations” or “Accrued Compensation” if employment is terminated due to disability. Under the employment agreements, “Earned Obligations” and “Accrued Compensation” is defined as: (1) the employee’s base salary through the date of termination that has not yet been paid; and (2) all vacation pay, expense reimbursements and other cause entitlements earned by the employee before the date of termination that have not yet been paid. The employee is also entitled to any benefits as of the date of termination under all qualified and non qualified retirement, pension, profit sharing and similar plans, if any, of the Company. Under Mr. Wilson's employment agreements, he is also entitled to any earned but unpaid bonuses for any bonus period that ended before the termination date, and if death or disability occurs more than six months after the last bonus period, a pro-rated bonus on the date that such bonus would have been paid.

(2)
This amount represents the one year base salary that will be paid to each currently named employed executive officer in accordance with the Company’s then current payroll procedures and the amount of health and dental benefits that each will be provided with under each executive’s employment agreement. Each named executive officer shall receive such benefits for up to twelve months. Under the employment agreements, an employee is also entitled to Earned Obligations and Accrued Compensation and benefits, as discussed in Note 1, if employment is terminated without cause or for Good Reason.  In addition, Mr. Wilson is entitled to any earned but unpaid bonus for any bonus period that ended before the termination date and if termination occurs more than six months after the last bonus period, a pro-rated bonus on the later of the date that such bonus would have been paid or sixty-one (61) days after the employee's separation of service from the Company

(3)
Under the 2003 Plan, upon the determination of the Compensation Committee in its sole discretion, all stock options may accelerate and vest in the event of a Change of Control.  As of the close of business on January 29, 2012, the closing price of the Company’s common stock on NASDAQ was $8.70. Were the Company to have accelerated the vesting of unvested options because of a Change of Control event on such date, the excess of the fair market value of the shares subject to unvested options held by the named executive officers over the weighted average exercise price of such options would have been $0 for all of the named executive officers.

(4)
This amount represents the one year base salary that will be paid in accordance with the Company’s then current payroll procedures. This amount also includes any health or dental benefits that each executive will receive due to a Change of Control. Each named executive officer shall receive such benefits for three months. In addition, Mr. Wilson's employment agreement provides that if Mr. Wilson is terminated by the Company without cause or he terminates the employment agreement for Good Reason, within eighteen months of a Change of Control, then Mr. Wilson's current base salary will continue for eighteen months, rather than for twelve months and this is reflected in his payment amount. Under the employment agreements, and any addendums discussed above, each named executive officer is also entitled to Earned Obligations or Accrued Compensation and benefits, as discussed in Note 1, if employment is terminated by the company or voluntarily due to a Change of Control.

(5)
Mr. Wilson's employment agreement neither permits termination of his employment agreement nor payment of any severance solely due to a Change of Control by the Company. On March 15, 2012, the Company entered into new employment agreements with Mr. Peterson and Mr. Canfield and neither employment agreement permits termination of the agreement or severance payments solely due to a Change of Control by the Company.

Executive Compensation Risk Considerations

The Company’s Compensation Committee, with the assistance of management, reviews, as appropriate, the compensation policies and practices for all employees, including executive officers, to assess the risks that may arise from the Company’s compensation programs. The Compensation Committee and management have concluded that risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

DIRECTOR COMPENSATION

FISCAL YEAR ENDED JANUARY 29, 2012

The Compensation Committee has the responsibility for the determination and the administration of all aspects of the compensation policies and programs for directors.

As discussed in the Compensation Discussion & Analysis for executive compensation, the Compensation Committee met numerous times during the course of Fiscal 2012 to review issues with respect to compensation matters, including director compensation.  The agenda for each meeting of the Compensation Committee is prepared and/or approved by the chairman of the Compensation Committee in advance of the meeting.  The chairman of the Compensation Committee may, but is not required to, invite members of management or other members of our Board of Directors to attend portions of meetings as deemed appropriate.  The President-Chief Executive Officer and certain other executive officers may attend Compensation Committee meetings.  Although it may do so in the future, in recent years the Compensation Committee has not used a consultant in considering compensation policies and programs for directors, but relies on the experience of its members, their familiarity with compensation programs of other companies, recommendations of management and informal surveys of the practices of companies whose business is deemed similar to the Company’s by the Compensation Committee.  Such companies include Dollar General Corp., Target Corp., Family Dollar Stores, Inc. and Fred’s Inc.  See “Role of Peer Analysis in Compensation Determinations” above for a discussion of how the Company utilizes compensation information from its peers in determining compensation.

Each director is eligible to participate in the Duckwall-ALCO Stores, Inc. Non-Qualified Stock Option Plan for Non-Management Directors (the “Plan”), as long as the directors are not otherwise officers or employees of the Company. The Plan was approved on May 23, 2006 by the Company's stockholders.  The purpose of the Plan is to aid the Company in competing with other companies for director services, to provide incentives for directors to remain with the Company and to reward those directors that do remain with the Company. The Plan provided that a maximum of 120,000 shares could be issued under the Plan. The Plan was subsequently amended to increase the maximum number of shares issued under the Plan to 200,000. The options are granted at the fair market value as of the date it is granted, or if the markets are not open on the granting date, the next day the markets are open. All option awards vest at a rate of 25% per year over the first four years of the option term. Options have a five year term. The Compensation Committee is responsible for the administration of the Plan.

On June 21, 2011, the Compensation Committee of the Board of Directors of the Company met and approved a new comprehensive Independent Director Compensation Policy effective immediately upon its adoption. Under the terms of this new policy, the independent directors of the Board of Directors of the Company receive the following director compensation:

•	Chairman of the Board. The Chairman of the Board shall receive a quarterly fee of $17,500.

•	Director Quarterly Fees. Each independent director, other than the Chairman of the Board, shall receive a quarterly fee of $7,500.

•
Committee Chairmen. The Chairmen of the Audit Committee, Compensation Committee and Strategy, Budget and Planning Committee shall each receive a quarterly fee of $3,000. The Chairman of the Nominating and Governance Committee shall receive a fee equal to $875 per meeting.

•
Committee Members. Members of the Audit Committee, Compensation Committee, and Strategy, Budget and Planning Committee shall each receive a quarterly fee of $500. The members of Nominating and Governance Committee shall each receive a fee equal to $500 per meeting.

•
Special Board Meetings. Each director shall receive $500 for each special meeting of the Board. Further, each director shall be reimbursed for all reasonable travel expenses incurred in traveling to special meetings and shall be compensated $500 per day for all travel days to and from Board special meetings that are in addition to the date of the meeting, as long as such director traveled at least two hours during such travel day.

•
Company Business Travel. Each director that travels to attend meetings for the purpose of providing services exclusively for the benefit of the Company, but such travel does not constitute a special or regular meeting of the Board, shall receive a fee of $500 per day such meetings are attended or services are performed on behalf of the Company. In addition, directors shall be reimbursed for all reasonable travel expenses incurred in traveling to such meetings, and directors shall be compensated $500 per day for all travel days that are in addition to the date of the meeting or services as long as the director traveled at least two hours during such travel day.

•
Company Office Visits. Any director that spends a minimum of four hours per day visiting the Company stores or general office shall be entitled to a fee of $500 per day. The director shall also be reimbursed all reasonable travel expenses.

•
International Board Meetings/Business. Directors shall be compensated $1,000 per day for all international travel taken on behalf of the Company to attend Board meetings or to engage in business on behalf of the Company. This compensation shall also be paid for all travel days as long as the director traveled for at least six hours during the travel day. Directors will also be reimbursed for all reasonable travel expenses incurred in traveling internationally to any Board meeting or for engaging in any international business on behalf of the Company.

•
Non-Independent Members. Members of the Board that are not independent shall not receive any of the fees set forth above except for reimbursement of reasonable travel expenses incurred to travel to and from Board of Directors' meetings or travel taken exclusively for the benefit of the Company.

•
Member Stock Options. Provided that there is enough capacity under the Plan: (1) each independent director, except for the Chairman of the Board, shall receive an annual stock option grant of 5,000 options during each year that a director serves on the Board; and (2) the Chairman of the Board shall receive an annual stock option grant of 7,500 options during each year that he or she serves as Chairman. All such options shall be granted to each director and/or Chairman on the last business day of June each calendar year.

The following table provides compensation paid to individuals that served as directors during Fiscal 2012.

DIRECTOR COMPENSATION TABLE (1)

Name	Fees Earned or Paid in Cash ($)	Option Awards (2) ($)	All Other Compensation ($)	Total ($)

Richard E. Wilson (3)	0	0	0	0
Lolan C. Mackey	41,000	1,665	0	42,665
Dennis E. Logue	43,750	1,665	0	45,415
Royce Winsten (4)	78,250	42,460	0	120,710
Terrence M. Babilla	45,750	28,089	0	73,839

(1)
The Company does not provide any stock awards, nonequity incentive plan compensation, pension plan, or deferred compensation earnings to its directors and, therefore, there is no such compensation to disclose under SEC Regulation S-K 402(k).

(2)
The options were awarded under the Duckwall-Alco Stores, Inc. Non-Qualified Stock Option Plan for Non Management Directors. The amounts shown represent the compensation cost recognized in Fiscal 2012 in accordance with FASB ASC Topic 718, and therefore include amounts from awards granted in and prior to Fiscal 2012.  For a discussion of the valuation assumptions used, see Note 10 to the Company’s Fiscal 2012 audited financial statements included in our Annual Report on Form 10-K.

(3)
Per the Company's Independent Director Compensation Policy, Mr. Wilson is not eligible to receive any compensation for his service to the Board of Directors because, as the President-Chief Executive Officer of the Company, Mr. Wilson is not an independent director.  Mr. Wilson chose to waive any compensation he might have been entitled to before such policy was adopted in June, 2011.

(4)	Mr. Winsten is the current Chairman of the Board of Directors.
.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

The following table sets forth certain information as of the Record Date, May 18, 2012, regarding the beneficial ownership of Company stock by:

•	each of our directors and nominees;
•	each of our named executive officers;
•	all of our executive officers, directors and nominees as a group; and
•	each person who is known by us to beneficially own more than 5% of our common stock.

All information with respect to beneficial ownership has been furnished by the respective directors, nominees, officers or 5% or more stockholders, as the case may be, or by documents filed with the Securities and Exchange Commission.  For the purposes of the table, a person is deemed to be a beneficial owner of shares if the person has or shares the power to vote or to dispose of them.  Except as otherwise indicated in the table or the footnotes below, as of the Record Date each person had sole voting and investment power over the shares listed in the beneficial ownership table and all stockholders shown in the table as having beneficial ownership of 5% or more of stock had as a business address 401 Cottage Street, Abilene, KS  67410-2832.  Stockholders disclaim beneficial ownership in the shares described in the footnotes as being “held by” or “held for the benefit of” other persons.  No executive officer or director has pledged as security any beneficially owned stock.

Name	Amount Beneficially Owned	Percent of Class

Richard E. Wilson (1)	55,000	*
Wayne S. Peterson (2)	6,250	*
Tom L. Canfield, Jr. (3)	24,255	*
Lolan C. Mackey (4)	0	*
Dennis E. Logue (5)	500	*
Royce Winsten (6)	50,000	*
Terrence M. Babilla (7)	5,000	*
Add directors and executive officers as a group (there are seven total in group)	141,005	3.70%
Heartland Advisors, Inc. (8)	380,400	9.99%
Dimensional Fund Advisors, Inc. (9)	324,948	8.53%
Michael F. Price (10)	264,919	6.96%
Scott L. Barbee (11)	350,548	9.20%
Franklin Resources, Inc. (12)	238,000	6.25%
Aviva PLC (13)	460,157	12.08%
Austin W. Marxe and David M. Greenhouse (14)	596,961	15.68%

*           Less than one percent.

(1)	Includes 50,000 shares represented by stock options that are currently exercisable or will become	exercisable by May 18, 2012. Mr. Wilson’s address is 841 Worcester Road, Natick, MA 01760.

(2)
Includes 6,250 shares represented by stock options that are currently exercisable or will become exercisable by May 18, 2012. Mr. Peterson’s permanent address is 1865 Florence Road, Keller, TX 76248. Mr. Peterson's local address is 1004 North Vine, Abilene, Kansas 67410.

(3)
Includes 15,000 shares represented by stock options that are currently exercisable or will become exercisable by May 18, 2012. Mr. Canfield’s address is 907 Maple, Abilene, Kansas 67410. 9,255 of the shares are jointly owned with Mr. Canfield’s wife, Sandra Canfield.

(4)	Mr. Mackey’s address is 1913 N. Walton Blvd., Bentonville, AR 72712.

(5)	Mr. Logue’s address is 116 Shaker Blvd, Enfield, NH 03748.

(6)	Mr. Winsten’s address is 1495 Jusmar Drive, Sea Girt, NJ 08750. All of Mr. Winsten’s shares are represented by stock options that are currently exercisable or will become exercisable by May 18, 2012.

(7)
Includes 5,000 shares represented by stock options that are currently exercisable or will become exercisable by May 18, 2012. Mr. Babilla’s address is 1901 Diplomat Drive, Farmers Branch, Texas, 75234.

(8)	Heartland Advisors, Inc.’s address is 789 N. Water St., Suite 500, Milwaukee, WI 53202. Ownership information was obtained from Schedule 13G/A filed as of February 10, 2012.

(9)	Dimensional Fund Advisors, Inc.’s address is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401. Ownership information was obtained from Schedule 13G/A filed as of February 14, 2012.

(10)
Includes 265,944 owned by MFP Investors, LLC, a Delaware limited liability company (“MFP LLC”). Of these 265,944 shares, MFP Partners, L.P., a Delaware limited partnership (“MFP LP”) has the shared voting power for 265,944 of these shares. Michael F. Price is the controlling person of MFP LLC. Mr. Price, as the controlling person, has the power to vote, dispose of and direct the shares owned by MFP LLC. The address of MFP LLC, MFP LP and Mr. Price is: 667 Madison Avenue, 25th Floor, New York, NY 10065. Ownership information was obtained from Schedule 13G/A, filed as of February 12, 2010.

(11)
Includes 333,048 shares that are shared in voting power with Aegis Financial Corporation, a Delaware corporation (“Aegis”). Scott L. Barbee is the controlling person of Aegis. Mr. Barbee, as the controlling person for such entity, has the power to vote, dispose of, and direct these 333,048 shares. The address for Aegis and Mr. Barbee is: 1100 North Glebe Road, Suite 1040, Arlington, Virginia, 22201. Ownership information was obtained from Schedule 13G, filed as of February 14, 2012.

(12)	Franklin Resources, Inc.’s address is One Franklin Parkway, San Mateo, CA 94403. Ownership information was obtained from Schedule 13G/A filed as of December 31, 2009.

(13)
Includes 460,157 shares that are shared in voting power with Aviva Group Holdings Limited, Aviva Investors Holding Limited, and Aviva Investors Global Services Limited. 226,874 shares are also shared in voting power with Aviva Life and Pensions Ireland Limited. 233,283 shares are all shared in voting power with Aviva Insurance (Europe) PLC. The address for all six of the Aviva entities is: C/O Aviva Investors Global Services Limited, No. 1 Poultry, London, England, EC 2R 8EJ. Ownership information was obtained from Schedule 13G Filed January 19, 2011.

(14)
Includes 430,933 shares that are shared in voting power with Special Situations Funding III, QP, L.P. and 166,028 shares that are shared in voting power with Special Situations Caymen Fund, L.P. Austin W. Marxe and David M. Greenhouse jointly own and control all 596,961 shares. Mr. Marxe and Mr. Greenhouse are the controlling principals of AWM Investment Company, Inc., the general partner of and investment adviser to Special Situations Cayman Fund, L.P. AWM Investment Company, Inc. also serves as the general partner of MGP Advisers Limited Partnership, the general partner of Special Situations Fund III QP, L.P. AWM Investment Company, Inc. also serves as the investment advisor to Special Situations III, QP, L.P. Mr. Marxe, Mr. Greenhouse, Special Situations Fund III, QP, L.P., and Special Situations Caymen Fund, L.P.’s address is: C/O Special Situations Funds, 527 Madison Avenue, Suite 2600, New York, New York, 10022. Ownership information was obtained from Schedule 13G filed on March 10, 2011.

PROPOSAL TWO

RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors, upon recommendation of the Board’s Audit Committee, has selected the independent certified public accounting firm of KPMG LLP as the Company’s independent accountants to audit the consolidated financial statements of the Company for the fiscal year ending February 3, 2013.  Stockholders will have an opportunity to vote at the Annual Meeting on whether to ratify the Board’s decision in this regard. KPMG LLP has served as the Company’s independent accountants since 1969.  A representative of KPMG LLP is expected to be present at the 2012 Annual Meeting.  If present, such representative will have an opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Company’s annual financial statements for the years ended January 30, 2011 and January 29, 2012, and fees billed for other services rendered by KPMG LLP.

	2012	2011
Audit fees	568,500	882,398
Audit related fees (1)	55,790	0
Tax fees (2)		-
All other fees (3)		-
Total fees	$624,290	$882,398

(1)	Audit-related fees consist of fees for consultation with respect to Special Workpaper Review, and Special Accountant Consents.
(2)	We did not pay any fees to KPMG LLP during the last two fiscal years for services related to taxes.
(3)	We did not pay any fees to KPMG LLP during the last two fiscal years for any other services not included in the categories listed above.

The Audit Committee selected KPMG LLP to serve as the Company’s independent accountants, after considering KPMG LLP’s independence and effectiveness.  The Audit Committee pre-approves all audit and non-audit services to be performed by KPMG LLP and the fees and other compensation to be paid to KPMG LLP by reviewing and approving the overall nature and scope of the audit process, reviewing and approving any requests for non-audit services and receiving and reviewing all reports and recommendations of KPMG LLP. One hundred percent (100%) of the non-audit services provided by KPMG LLP were pre-approved by the Audit Committee.

The Company’s Bylaws do not require that stockholders ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm. However, the Company is submitting the selection of KPMG LLP to stockholders for ratification as a matter of good corporate practice. If stockholders do not ratify the selection, the Audit Committee will reconsider whether to retain KPMG LLP. Even if the selection is ratified, the Board and the Audit Committee at their discretion, and without stockholder approval and/or ratification, may change the appointment at any time during the Company's fiscal year if they determine that such a change would be in the best interests of the Company and its stockholders. Furthermore, submission of the selection of the independent accountants to the stockholders for ratification will not limit the authority of the Board of Directors to appoint another independent certified public accounting firm to serve as independent accountants if the present accountants resign or their engagement otherwise is terminated.

Required Vote and Board Recommendation

The affirmative vote of the holders of a majority of the outstanding Common Stock is required for the ratification of KPMG LLP as the Company's independent accountants to audit the consolidated financial statements of the Company for the fiscal year ending February 3, 2013. Abstentions will be counted toward the tabulation of votes cast on the proposal and will have the same effect as "Against" votes. Broker non-votes are counted towards a quorum but will have no effect on the outcome of the vote.

The Board of Directors recommends that you vote for ratification and approval of the selection of KPMG LLP.

PROPOSAL THREE
AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED ARTICLES OF INCORPORATION
TO CHANGE THE NAME OF THE COMPANY

Overview.

The Company's Board of Directors has unanimously approved to amend the Company's Amended and Restated Articles of Incorporation to change the name of the Company from "Duckwall-ALCO Stores, Inc." to "ALCO Stores, Inc.", subject to stockholder approval. The first Article of the Amended and Restated Articles of Incorporation shall be amended in its entirety to read:

"FIRST. The name of the corporation is: ALCO STORES, INC."

The Board of Directors deems this amendment to be advisable and in the best interests of the Company's stockholders. The Board of Directors has recommended that this proposal be presented to the Company's stockholders for approval.

Reason for Name Change.

In Fiscal 2011, the Company closed down all of its remaining stores named "Duckwall." All Company stores are now operated under the name "ALCO." To increase the strength of the Company name, logo and brand, the Board of Directors has determined that the Company should change its name to "ALCO Stores, Inc." The Board of Directors has determined this name change is in the best interests of the Company's stockholders.

Effect of Name Change.

If the Company's stockholders approve this Proposal Three, then the Company will file an amendment to the Company's Amended and Restated Articles of Incorporation with the Kansas Secretary of State and the Company's name will be changed from "Duckwall-ALCO Stores, Inc." to "ALCO Stores, Inc." The name change will be effective as of the date such amendment is filed. The Company will also take the necessary and proper steps to notify NASDAQ of the change of the Company's name. Next, the Company may change the Company's NASDAQ ticker symbol to reflect this name change to a new ticker symbol decided upon in the sole discretion of the Board of Directors. If effected, the name change may also cause the Company’s CUSIP number to change (the CUSIP number is a number assigned to CUSIP common stock to facilitate identification of the stock for trading purposes).

No Change in Stockholder's Rights.

The change in the name of the Company shall not affect the validity or transferability of any stock held by the Company's stockholders. The rights of stockholders represented by stock certificates, and the number of shares represented on such stock certificates, will not change. Stockholders will not be required to surrender or exchange their stock certificates due to any change in the Company's name. Any stock certificates issued after the name change will reflect the new name of the Company.

Stockholders should not destroy their stock certificate(s) and should not submit or surrender any stock certificates to the Company.

Required Vote and Board Recommendation

The affirmative vote of the holders of a majority of the outstanding Common Stock is required for the approval of an amendment to the Company's Amended and Restated Articles of Incorporation to change its name as set forth above. Abstentions will be counted toward the tabulation of votes cast on the proposal and will have the same effect as "Against" votes.

The Board of Directors of the Company recommends that the Company's stockholders approve of the amendment to the Company's Amended and Restated Articles of Incorporation to change the name of the Company from "Duckwall-ALCO Stores, Inc." to "ALCO Stores, Inc."

PROPOSAL FOUR
APPROVAL OF THE COMPANY’S 2012 EQUITY INCENTIVE PLAN

The Board of Directors adopted the Company’s 2012 Equity Incentive Plan (the “2012 Plan”) on May 31, 2012, subject to stockholder approval.  The 2012 Plan will replace our 2003 stock option plan (the “Existing Plan”), which will otherwise expire on May 22, 2013. The 2012 Plan will allow us to issue up to 500,000 shares of our common stock and will expand the types of equity-based awards that we are authorized to issue (compared to the Existing Plan which only allows us to issue stock options). If the 2012 Plan is approved, we will not make any further option awards under the Existing Plan. If the 2012 Plan is not approved, we could continue issuing stock options under our Existing Plan. As of May 18, 2012, there were still 217,120 shares available for new option awards. In effect, approval of the 2012 Plan would result in 282,880 additional shares being available for issuance under equity incentive awards (500,000 shares authorized under the 2012 Plan minus the 217,120 shares that would otherwise remain available under the Existing Plan). Our Board of Directors believes that equity-based incentive opportunities represent an essential component of our overall compensation program and that the 2012 Plan will enable us to fulfill that need for the next several years and, in turn, allow us to continue to attract, motivate and retain qualified and dedicated personnel.

Summary of the 2012 Plan

The principal features of the 2012 Plan are summarized below.  This summary is qualified in its entirety by reference to the full text of the 2012 Plan which is set forth in Appendix A to this Proxy Statement.

Purpose of the 2012 Plan

The 2012 Plan is intended to be an up-to-date flexible and comprehensive plan under which we will be able to grant different types of equity-based incentive compensation opportunities in order to attract, retain and motivate officers, employees and consultants of the Company and its affiliates and thereby promote the success of the Company’s business and contribute to the enhancement of stockholder value.

Types of Awards

Awards under the 2012 Plan may be in the form of stock options, stock appreciation rights, restricted stock and other forms of stock-based incentives, including restricted stock units and stock bonus awards.

•
Stock options represent the right to purchase shares of our common stock within a specified period of time for a specified price.  The purchase price per share must be at least equal to the fair market value per share on the date the option is granted.  Stock options may have a maximum term of ten years.  Our compensation committee has the flexibility to grant stock options that are intended to qualify as “incentive stock options” under Section 422 of the Internal Revenue Code of 1986 (the “Code”).

•
Stock appreciation rights entitle the holder to receive the appreciation in the fair market value of the shares of common stock covered by the award between the date the award is granted and the date the award is exercised.  In general, settlement of a stock appreciation right will be made in the form of shares of common stock with a value equal to the amount of such appreciation, although our compensation committee may provide for cash settlement in whole or in part.

•
Restricted stock awards consist of the issuance of shares of common stock subject to certain vesting conditions and transfer restrictions that lapse based upon continuing service and/or the attainment of specified performance objectives.  The holder of a restricted stock award may be given the right to vote and receive dividends on the shares covered by the award.

•
Other forms of stock awards may be granted under the Plan, as determined by our compensation committee. Such other forms of award may include, without limitation, restricted stock units, stock bonus awards and other awards related to shares of our common stock (in terms of being valued, denominated, paid or otherwise defined by reference to such shares). Restricted stock unit awards represent the right to receive shares of stock in the future, subject to applicable vesting and other terms and conditions. A restricted stock unit award is generally settled in shares of common stock at the time the award vests, subject to any applicable deferral conditions as may be permitted or required under the award.  The holder of a restricted stock unit award may not vote the shares covered by the award unless and until the award vests and the shares are issued.  Dividend equivalents may or may not be payable with respect to shares covered by a restricted stock unit award. All other stock awards may be subject to such vesting and other terms and conditions as our compensation committee may determine.

Awards under the 2012 Plan may be granted to any employee, officer or consultant of the Company and its affiliates.

Administration of the 2012 Plan

The compensation committee of our Board of Directors will administer the 2012 Plan, unless the Board of Directors appoints a different committee.  The compensation committee or any other committee appointed by the Board of Directors to administer the 2012 is herein sometimes referred to as the “Committee.”   The Committee has broad discretion to administer the 2012 Plan, interpret its provisions, and adopt policies for implementing purposes of the 2012 Plan.  This discretion includes the power to select the persons who will receive awards, determine the form, terms and conditions of any such awards, and interpret, construe and apply such terms and conditions. The Committee may delegate responsibilities under the Plan to other persons.

Securities to be Offered under the 2012 Plan; Individual Limitations

A total of 500,000 shares of our common stock would be reserved for issuance under the 2012 Plan (subject to potential adjustment due to certain capital changes). In general, unissued shares covered by awards that terminate, shares that are forfeited, and shares withheld or surrendered for the payment of the exercise price or withholding obligations associated with an award will remain available for issuance under the 2012 Plan.  No more than 100,000 shares of our common stock may be issued pursuant to awards granted in a single calendar year to any individual participant in the 2012 Plan.

Transferability of Awards

Awards granted under the 2012 Plan will generally not be transferable, and all rights with respect to an award granted to a participant will generally be available to the participant during his or her lifetime and, in the event of the participant’s death, to his or her estate or other beneficiaries.

Other Provisions

Tax Withholding.  All awards under the 2012 Plan will be subject to applicable income and employment tax withholding. The Committee may allow participants to satisfy their withholding obligations with shares of common stock that would otherwise be issued or deliverable to the participant in connection with the exercise or other settlement of stock option, stock appreciation right or other form of plan award (based on the fair market value of such shares).

Capital Changes.  In the event of a stock split, stock combination, stock dividend, exchange of shares or other recapitalization or reorganization, affecting the outstanding shares of our common stock, the Committee may make corresponding adjustments to the number and kind of shares that may be issued under the 2012 Plan or under particular forms of plan awards, the number and kind of shares subject to outstanding plan awards, the option exercise price, grant price or purchase price applicable to outstanding awards, and the individual annual award limits.

Change in Control.  Upon a change in control (as such term is defined in the 2012 Plan) the Committee will have the authority to make any one or more of a number of adjustments with respect to outstanding plan awards, including, without limitation, accelerating the vesting of outstanding awards, providing for the assumption of outstanding awards and/or the conversion of outstanding awards to comparable awards for shares of stock of a successor or acquiring company (or parent company), and cancellation of outstanding awards that are not exercised or otherwise settled before a change in control transaction (including, for example, cancellation without consideration of stock options and stock appreciation rights that have no intrinsic value (i.e., that have an exercise price or grant price greater than the fair market value of the shares). Any such action may vary both among different participants and different forms of award.

Amendment.  The Committee may at any time and from time to time with respect to any Shares which, at the time, are not subject to Awards, suspend, discontinue, revise, or amend the 2012 Plan in any respect whatsoever. Stockholder approval will be required, however, for any amendment that would increase the number of shares subject to the plan and/or expand the classes of persons eligible to receive shares under the plan, and for any amendment that would otherwise require stockholder approval pursuant to applicable state or federal law or regulation or applicable stock exchange listing requirements.  In general, no amendment, modification, suspension or termination of the 2012 Plan may impair the rights of a participant under an outstanding plan awards without the participant’s consent. Unless sooner terminated, the 2012 Plan will expire on the tenth anniversary of the date it becomes effective.

Certain U.S. Federal Income Tax Consequences

The information set forth below is a summary only and does not purport to be complete. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. The 2012 Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

The grant of an option or stock appreciation right (“SAR”) will create no federal income tax consequences for the participant or us. A participant who receives an option that qualifies as an “incentive stock option” under Section 422 of the Code (an “ISO”) will not realize taxable income upon exercising the option, except that the difference between the value of the shares and the exercise price will be taken into account in determining the participant’s income for alternative minimum tax purposes. Upon exercising an option which is not an ISO, the participant will generally realize ordinary income equal to the difference between the exercise price and the fair market value of the shares acquired on the date of exercise. Upon exercising an SAR, a participant will generally realize ordinary income equal to the fair market value of the shares and the amount of any cash received by the participant in settlement of the SAR.

Upon a disposition of shares acquired upon exercise of an ISO before the end of the applicable ISO holding periods (described below), any gain realized from the sale will be taxable as ordinary income to the extent it is not more than the difference between the fair market value of the shares on the date the ISO is exercised minus the exercise price, and any remaining gain would be treated as capital gain. If the disposition occurs after the ISO holding periods are met, all of the gain or loss will be taxable as long-term capital gain or loss. The ISO holding period requirements are met if the shares acquired by the exercise of an ISO are held for at least two years from the date the ISO is granted and at least one year from the date the ISO is exercised.

We normally can claim a tax deduction equal to the amount recognized as ordinary income by a participant in connection with the exercise of an option or SAR or the sale of shares acquired by the exercise of an ISO before the applicable ISO holding period requirements are met. We will not be entitled to any tax deduction with respect to an ISO if the recipient holds the shares for the applicable ISO holding periods.

With respect to awards other than options and SARs that result in a transfer of shares of common stock (e.g., restricted stock and restricted stock unit awards), the participant generally will realize ordinary income equal to the fair market value of the shares on the date the shares become vested or if later, the date vested shares are delivered in settlement of the award, and we would generally be entitled to a corresponding tax deduction. A participant may make an early income election with respect to the receipt of unvested shares, in which case the participant will realize ordinary income equal to the value of the shares on the date they are received by him or her (determined without regard to the applicable vesting conditions). If the shares later vest and are sold, any gain from the sale will be taxable as capital gain. In general, we would be entitled to a deduction for the amount of ordinary income realized by the recipient when the early income election is made. Cash compensation paid under the 2012 Plan will be taxable as ordinary income when received and, in general, we would be entitled to a corresponding tax deduction.

Compensation that qualifies as “performance-based” compensation is exempt from the $1 million deductibility limitation of Section 162(m) of the Code.  In general, it is anticipated that options and SARs granted under the 2012 Plan would qualify as “performance-based” compensation for purposes of the exemption. Compensation attributable to other forms of award under the 2012 Plan (e.g., restricted stock and restricted stock unit awards) will not qualify as “performance-based” compensation and, as such, will be taken into account in applying the annual deduction limitation. In general, the deduction limitation of Section 162(m) of the Code applies to compensation paid to the Company’s named executive officers (with the exception of our Chief Financial Officer).

The foregoing provides only a general description of the application of federal income tax laws to certain awards under the 2012 Plan. This discussion is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance to recipients of awards under the 2012 Plan.

New Plan Benefits

Awards under the 2012 Plan are discretionary and are not subject to set benefits or amounts, and the Committee has not issued or approved any awards that are conditioned on stockholder approval of the 2012 Plan.  Accordingly, we cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to our executive officers or employees under the 2012 Plan.

Required Vote and Board Recommendation

Approval of Proposal Four requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting. Abstentions will be counted toward the tabulation of votes cast on the proposal and will have the same effect as “Against” votes.  Broker non-votes are counted towards a quorum but will have no effect on the outcome of the vote.

Our Board of Directors believes that approval of Proposal Four is in our best interests and the best interests of our stockholders.

The Company's Board of Directors recommends a vote for the approval of the Company's 2012 Equity Incentive Plan.

RELATED PERSON TRANSACTIONS POLICIES AND PROCEDURES

The Board of Directors has adopted a written Related Person Transaction Policy that is consistent with the requirements of Item 404 of Regulation S-K.  Under the terms of this policy, the Audit Committee will review and pre-approve any “Related Person Transaction” (as defined below), based on whether the proposed transaction is in the best interests of the Company and its stockholders.  A “Related Person Transaction” is any transaction in which (1) the Company was or is to be a participant; (2) the amount involved exceeds $120,000; and (3) a “related person" (as described below) has or will have a direct or indirect material interest.  For purposes of this policy, in general, a “related person” includes the directors, director nominees, and executive officers of the Company, beneficial owners of more than 5% of the Company’s common stock, and the respective immediate family members of all such persons.

In making the determination of whether a Related Person Transaction is in the best interests of the Company and its stockholders, the Audit Committee takes into account, among other factors it deems appropriate:

•	The extent of the related person’s interest in the transaction;
•	Whether the transaction is on terms generally available to an unaffiliated third-party under the same or similar circumstances;
•	The benefits to the Company;
•	Any impact or potential impact on a director’s independence;
•	The availability of other sources for comparable products or services; and
•	The terms of the transaction.

Additionally, any Related Person Transaction entered into by the Company will be periodically reassessed by the Audit Committee to ensure its continued appropriateness.  The Audit Committee will oversee, as appropriate and as required by federal securities laws, the Company’s disclosure concerning Related Person Transactions.

Annually we solicit information about transactions between the Company and its directors and executive officers, their immediate family members and affiliated entities, including information concerning the nature of each transaction and the amount involved. Our internal counsel reviews this information to determine whether any transaction is subject to disclosure under applicable rules, and the information is presented to the Board in connection with its assessment of each director’s independence.

There were no related person transactions to report in Fiscal 2012.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of the last day of Fiscal 2012 regarding shares outstanding and available for issuance under our existing equity compensation plans that have been approved by stockholders.  These plans include the Company’s 2003 Incentive Stock Option Plan discussed in detail in the “Compensation Discussion and Analysis” under the “Long Term Incentives” heading, and the Company’s Non-Qualified Stock Option Plan for Non-Management Directors discussed in detail in the “Director Compensation” section.

Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance

277,250	$14.86	374,077

16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and persons who own more than 10% of the Company’s outstanding Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership in the Company’s Common Stock and other equity securities.  Securities and Exchange Commission regulations require directors, executive officers and greater than 10% stockholders to furnish the Company with copies of all Section 16(a) reports they file.

To the Company’s knowledge, based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports were required, during Fiscal 2012 there has been complete compliance with the filing requirements applicable to its directors, executive officers, and greater than 10% stockholders under Section 16(a) filing requirements.

CODE OF ETHICS

The Board of Directors has adopted a Code of Business Conduct and Ethics for Directors and Senior Officers (including the Company’s President, Chief Financial Officer and Controller) and a Code of Business Conduct and Ethics for Associates that applies to all employees.  These codes are available on the Company’s website at http://www.alcostores.com/company_information/investor_relation/ALCO_Corp_Goverance.html. The Company intends to disclose any amendment to or waiver from the code applicable to any principal executive officer, principal financial officer or principal accounting officer on a Form 8-K or on its website.

OTHER BUSINESS OF THE MEETING

A Proxy confers discretionary authority with respect to the voting of shares represented by the proxy regarding any other business that properly may come before the meeting as to which the Company did not have notice prior to March 22, 2012.  The Board of Directors is not aware of, and does not intend to present, any matter for action at the Annual Meeting other than those referred to in this Proxy Statement.  If, however, any other matter properly comes before the Annual Meeting or any adjournment, it is intended that the holders of the proxies solicited by the Board of Directors will vote on such matters in their discretion in accordance with their best judgment.

ANNUAL REPORT

This Proxy Statement is accompanied by the Company’s 2012 Annual Report including financial statements for the year ended January 29, 2012.  Upon written request to the Corporate Secretary of the Company at 401 Cottage Street, Abilene, Kansas 67410-2832, by any stockholder whose proxy is solicited hereby, the Company will furnish a copy of its 2012 Annual Report on Form 10-K, together with financial statements and schedules thereto, without charge to the requesting stockholder. The Form 10-K may also be obtained through the Internet at http://www.duckwall.com/company_information/investor_relation/ ALCO_annual.html.

HOUSEHOLDING

Only one copy of the Company’s Annual Report and Proxy Statement has been sent to multiple stockholders of the Company who share the same address and last name, unless the Company has received contrary instructions from one or more of those stockholders.  This procedure is referred to as “householding.”  In addition, the Company has been notified that certain intermediaries, i.e., brokers or banks, will household proxy materials.  The Company will deliver promptly, upon oral or written request, a separate copy of the Annual Report and Proxy Statement to any stockholder at the same address.  If you wish to receive a separate copy of the Annual Report and Proxy Statement, you may write to the Corporate Secretary of the Company at 401 Cottage Street, Abilene, Kansas, 67410-2832 or call the Corporate Secretary at (785) 263-3350 x290.  You can contact your broker or bank to make a similar request.  Stockholders sharing an address who now receive multiple copies of the Company’s Annual Report and Proxy Statement may request delivery of a single copy by writing or calling the Company at the above address or by contacting their broker or bank, provided they have determined to household proxy materials.

COMMUNICATIONS FROM STOCKHOLDERS

Although the Company does not have a formal policy concerning stockholders communicating with the Board or individual directors, stockholders may send communications to the Board at the Company’s business address at Duckwall-Alco Stores, Inc., 401 Cottage Street, Abilene, Kansas, 67410-2832, attention Office of the Corporate Secretary.

Upon receipt of a communication for the Board or an individual director, the Corporate Secretary will promptly forward any such communication to all the members of the Board or the individual director, as appropriate.  If a communication to an individual director deals with a matter regarding the Company, the Corporate Secretary or appropriate officer will forward the communication to the entire Board, as well as the individual director.

Although neither the Board nor a specific director is required to respond to a stockholder communication, responses will generally be provided, subject to the following procedures and limitations.  To avoid selective disclosure, the Board or the individual directors may respond to a stockholder’s communication only if the communication involves information which is not material or which is already public, in which case the Board, as a whole, or the individual director may respond, if at all:

•	directly, following consultation with the office of the Corporate Secretary or other advisors, as the Board determines appropriate;
•	indirectly through the office of the Corporate Secretary or other designated officer, following consultation with the Corporate Secretary or other advisors, as the Board determines appropriate;
•	directly, without additional consultation; indirectly through the office of the Corporate Secretary or other designated officer, without additional consultation; or
•	pursuant to such other means as the Board determines appropriate from time to time.

If the communication involves material non-public information, the Board or individual director will not provide a response to the stockholder.  The Company may, however, publicly provide information responsive to such communication if (following consultation with the office of the General Counsel or other advisors, as the Board determines appropriate) the Board determines disclosure is appropriate.  In such case, the responsive information will be provided in compliance with Regulation FD and other applicable laws and regulations.

STOCKHOLDER PROPOSALS FOR 2013 ANNUAL MEETING

If you want to submit a proposal for inclusion in our proxy statement for the 2013 Annual Meeting of Stockholders (presently scheduled to be held on May 30, 2013), you may do so by following the procedures in Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).   To be eligible for inclusion, stockholder proposals must be received at the Company’s principal executive office, at the following address: 401 Cottage Street, Abilene, Kansas, 67410-2832, Attention: Corporate Secretary, no later than January 11, 2013 (120 days before the date of the anticipated mailing of next year's Proxy Statement).

Additionally, in accordance with Rule 14a-4(c)(1) under the Exchange Act, if a stockholder intends to present a proposal for business to be considered at the 2013 Annual Meeting of Stockholders but does not seek inclusion of the proposal in the Company’s Proxy Statement for that meeting, the Company must receive the proposal by March 22, 2013 (45 days before the date of  the anticipated mailing of next year's Proxy Statement) for it to be considered timely received.  If notice of a stockholder proposal is not timely received, the individuals appointed as proxy holders will be authorized to exercise discretionary authority with respect to the proposal.

By Order of the Board of Directors

/s/ Peggy Houser
Peggy Houser, Corporate Secretary

June 8, 2012
Abilene, Kansas

DUCKWALL-ALCO STORES, INC. E-PROXY MATERIALS

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on the 27th day of June, 2012.

The proxy statement, annual report to stockholders, and proxy card are available at http://www.alcostores.com/proxy.

MEETING INFORMATION

The annual meeting of the stockholders of Duckwall-ALCO Stores, Inc. (the “Company”) will be on the 27th day of June, 2012 at 10:00 a.m. local time at the law offices of Lathrop & Gage LLP at 2345 Grand Boulevard, Suite 2200, Kansas City, MO 64108.  If action is to be taken by the Company by written consent, the earliest date on which the corporate action may be effected is June 27, 2012.

The Company shall act on the following matters at the annual meeting:

•
To elect five directors to serve on our Board of Directors for a one-year term and until their respective successors are duly elected and qualified or until their respective earlier resignation or removal;

•	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending February 3, 2013;

•	To approve the proposed amendment to the Company's Amended and Restated Articles of Incorporation to change the name of the Company from "Duckwall-ALCO Stores, Inc." to "ALCO Stores, Inc.";

•	To consider and act upon the approval of the 2012 Duckwall-ALCO Stores, Inc. Equity Incentive Plan as described in the Company's proxy statement; and

•	To act upon any other business that may properly come before the annual meeting or any adjournments of that meeting.

The Company’s recommendations on the above referenced matters are:

•	The Board of Directors recommends that you vote for the election of Royce Winsten, Richard E. Wilson, Lolan C. Mackey, Terrence M. Babilla and Dennis E. Logue as directors;

•	The Board of Directors recommends that you vote in favor to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending February 3, 2013;

•
The Board of Directors recommends that you vote in favor of the proposed amendment to the Company's Amended and Restated Articles of Incorporation to change the name of the Company from "Duckwall-ALCO Stores, Inc." to "ALCO Stores, Inc."; and

•	The Board of Directors recommends that you vote in favor of the approval of the Company's 2012 Equity Incentive Plan.

We are providing a full set of the printed proxy materials to you, including a printed proxy card that you may execute and return to us in a self addressed stamped envelope that is provided to you, the proxy statement and the annual report (collectively, “Proxy Materials”), but our Proxy Materials are also available on the internet at http://www.alcostores.com/proxy.

The following Proxy Materials are available on the above referenced website: the Company’s annual report, the proxy statement and the proxy card.

The following are instructions on how to access the Proxy Materials on the above referenced website:

•	Go to http://www.alcostores.com/proxy.
•	The website provides a link to each the proxy statement, the annual report and the proxy card in both HTML and PDF format.
•	Click on Proxy Materials that you would like to view.
•	The Proxy Materials will upload to your computer and you will be able to view and print them from your computer.

Any stockholder may attend the meeting and vote in person by appearing at our annual meeting site located at the law office of Lathrop & Gage LLP, 2345 Grand Boulevard, Suite 2200, Kansas City, Missouri 64108. You are cordially invited to attend and your vote is important to us.

ANNUAL MEETING PROXY CARD FOR STOCKHOLDERS

Duckwall-ALCO Stores, Inc.
MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

ANNUAL MEETING PROXY CARD
▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE ▼
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A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.
1. Election of Directors	01 – Royce Winsten 03 – Dennis E. Logue	02 – Richard E. Wilson 04 – Lolan C. Mackey 05  Terrence M. Babilla		+

Mark here to vote FOR all nominees
Mark here to WITHHOLD vote from all nominees
For All EXCEPT – To withhold a vote for one or more nominee, mark the box to the left and the corresponding numbered box(es) to the right			01 02 03 04 05

2. Ratification of KPMG LLP as independent accountants for the Company for the fiscal year ending February 3, 2013.			For Against	Abstain
3. Approval of the proposed amendment to the Company's Amended and Restated Articles of Incorporation to change the name of the Company from "Duckwall-ALCO Stores, Inc." to "ALCO Stores, Inc."			For Against	Abstain
4. Approval of the Company's 2012 Equity Incentive Plan.			For Against	Abstain

B	Non-Voting Items
Change of Address — Please print new address below

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below.
Please sign your name exactly as it appears hereon. If signing as a representative, please include capacity.
Date (mm/dd/yyyy) — Please print date below.		Signature 1 — Please keep signature within the box.		Signature 2 - Please keep signature within the box.
/ /

■				+

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE ▼
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Proxy— DUCKWALL-ALCO STORES, INC.

ANNUAL MEETING JUNE 27, 2012

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned stockholder of Duckwall-ALCO Stores, Inc., a Kansas Corporation, appoints Mr. Wayne S. Peterson and Mr. Brett C. Bogan or either of them, with full power to act alone, the true and lawful attorneys-in-fact of the undersigned with full power of substitution to vote all of the shares which the undersigned is entitled to vote at the annual meeting of the stockholders to be held at the law office of Lathrop & Gage LLP, 2345 Grand Boulevard, Suite 2200, Kansas City, Missouri 64108, on June 27, 2012 at 10:00 A.M. CDT and at any adjournment thereof, with all the power the undersigned would possess if personally present, as stated on the reverse side.

THIS PROXY WILL BE VOTED “FOR” ALL ITEMS IF NO INSTRUCTION TO THE CONTRARY IS INDICATED.  IN THEIR DISCRETION, THE ATTORNEYS-IN-FACT ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS PROPERLY MAY COME BEFORE THE MEETING.

ANNUAL MEETING PROXY CARD FOR BROKERS

Duckwall-ALCO Stores, Inc.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

ANNUAL MEETING PROXY CARD
▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE ▼
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A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.
1. Election of Directors	01 – Royce Winsten 03 – Dennis E. Logue	02 – Richard E. Wilson 04 – Lolan C. Mackey 05- Terrence M. Babilla	+

Mark here to vote FOR all nominees
Mark here to WITHHOLD vote from all nominees
	For All EXCEPT – To withhold a vote for one or more nominee, mark the box to the left and the corresponding numbered box(es) to the right	01 02 03 04 05

2. Ratification of KPMG LLP as Independent accountants for the Company for the fiscal year ending February 3, 2013.		For Against	Abstain
3. Approval of the proposed amendment to the Company's Amended and Restated Articles of Incorporation to change the name of the Company from "Duckwall-ALCO Stores, Inc." to "ALCO Stores, Inc."		For Against	Abstain
4. Approval of the Company's 2012 Equity Incentive Plan.		For Against	Abstain

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below.
Please sign your name exactly as it appears hereon. If signing as a representative, please include capacity.
Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 - Please keep signature within the box.
/	/

■			+

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE ▼
--------------------------------------------------------------------------------------------------------------------------------------------

Proxy— DUCKWALL-ALCO STORES, INC.

ANNUAL MEETING JUNE 27, 2012

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned stockholder of Duckwall-ALCO Stores, Inc., a Kansas Corporation, appoints Mr. Wayne S. Peterson and Mr. Brett C. Bogan or either of them, with full power to act alone, the true and lawful attorneys-in-fact of the undersigned with full power of substitution to vote all of the shares which the undersigned is entitled to vote at the annual meeting of the stockholders to be held at the law office of Lathrop & Gage LLP, 2345 Grand Boulevard, Suite 2200, Kansas City, Missouri 64108 on June 27, 2012 at 10:00 A.M. CDT and at any adjournment thereof, with all the power the undersigned would possess if personally present, as stated on the reverse side.

THIS PROXY WILL BE VOTED “FOR” ALL ITEMS IF NO INSTRUCTION TO THE CONTRARY IS INDICATED.  IN THEIR DISCRETION, THE ATTORNEYS-IN-FACT ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS PROPERLY MAY COME BEFORE THE MEETING.